 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                     ,
                                      1997
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         REPUBLIC NEW YORK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MARYLAND                          13-2764867
  (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                         REPUBLIC NEW YORK CAPITAL III

                          REPUBLIC NEW YORK CAPITAL IV
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                          APPLIED FOR
   (STATE OR OTHER JURISDICTION               (IRS EMPLOYER
 OF INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

                            ------------------------

                                452 FIFTH AVENUE

                            NEW YORK, NEW YORK 10018
                                 (212) 525-6100
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                         WILLIAM F. ROSENBLUM, JR. ESQ.

          SENIOR VICE PRESIDENT, DEPUTY GENERAL COUNSEL AND SECRETARY
                         REPUBLIC NEW YORK CORPORATION
                                452 FIFTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 525-6100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, OF AGENT FOR SERVICE
                                  OF PROCESS)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------
     If the only securities being requested on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                            PROPOSED MAXIMUM
                                                                        PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
              TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE      OFFERING PRICE       REGISTRATION
         SECURITIES TO BE REGISTERED (1)             REGISTERED(4)      PER SHARE(2)(3)      PER UNIT(2)(3)          FEE(4)
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities...................................                            100%
Junior Subordinated Debt Securities...............
Debt Warrants.....................................                             --
Currency Warrants.................................                             --
Stock-Index Warrants..............................                             --
Other Warrants....................................                             --
Preferred Stock(5)................................                             --
Depositary Shares representing Preferred
  Stock(6)........................................                             --
Preferred Stock Warrants..........................                             --
Common Stock, par value $5.00 per share(7)........    $1,000,000,000           --            $1,000,000,000         $295,000
Common Stock Warrants.............................                             --
Preferred Securities of Republic New York Capital
  III and Republic New York Capital IV............                             --
Guarantee of Republic New York Corporation of
  Common Securities and Preferred Securities of
  Republic New York Capital III and Republic New
  York Capital IV.................................                             --
==================================================================================================================================

                             ---------------------      (Footnotes on next page)

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

(footnotes continued from previous page)

(1) This Registration Statement also covers contracts which may be issued by Republic New York Corporation (the "Corporation") under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Depositary Shares. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and and/or Warrants covered hereby. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) In no event will the aggregate offering price of the Debt Securities, Junior Subordinated Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants of the Corporation and Preferred Securities of Republic New York Capital III and Republic New York Capital IV issued under this Registration Statement and in the case of Warrants of the Corporation for which separate consideration is payable upon issuance of underlying securities, exceed $1,125,000,000 (including those previously registered under the Securities Act, as amended (the "Securities Act")) or the equivalent thereof denominated in foreign currencies or units of one or more foreign currencies or composite currencies (such as the Euro of the European monetary union). If any securities are issued at an original issue discount, then additional securities may be issued so long as the aggregate initial offering price of all other securities registered hereunder or previously registered under the Securities Act does not exceed $1,125,000,000.

(3) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of securities registered hereunder or previously registered under the Securities Act. No separate consideration will be received for Common Stock, Preferred Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares nor will any separate consideration be received for the Guarantees registered hereunder.

(4) $125,000,000 aggregate offering price of securities are being included in this Registration Statement pursuant to Rule 429. Registration fees totalling $39,062.50 have been paid with respect to such securities.

(5) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities.

(6) To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

(7) The aggregate amount of Common Stock of the Corporation registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. There is also registered hereunder such indeterminate number of shares of Common Stock as may from time to time be issued upon conversion or exchange of Debt Securities or Preferred Stock registered hereunder.

     Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement is a combined prospectus which also relates to the Corporation's Registration Statement on Form S-3, File No. 33-48651, declared effective June 29, 1992 and amended by Post-Effective Amendment No. 1, declared effective June 30, 1992, with respect to $50,000,000 of Debt Securities, which remain unsold as of the date of this Registration Statement and the Corporation's Registration Statement on Form S-3, File No. 33-49507, declared effective May 7, 1993 and amended by Post-Effective Amendment No. 1, declared effective June 3, 1994, with respect to $75,000,000 of Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock, Depositary Shares representing Preferred Stock, Preferred Stock Warrants, and Common Stock, which remain unsold as of the date of this Registration Statement. This Registration Statement, which is a new Registration Statement on Form S-3, also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-48651 and Post-Effective Amendment No. 2 to Registration Statement No. 33-49507. Such post-effective amendments shall hereafter become effective in accordance with Section 8(c) of the Securities Act concurrently with the effectiveness of this Registration Statement.

                SUBJECT TO COMPLETION, DATED DECEMBER 16, 1997.

PROSPECTUS                                                      [REPUBLIC LOGO]

Republic New York Corporation

Debt Securities, Junior Subordinated Debt Securities and Debt Warrants Currency Warrants, Stock-Index Warrants and Other Warrants
Preferred Stock, Depositary Shares and Preferred Stock Warrants
Common Stock and Common Stock Warrants

Republic New York Capital III
Republic New York Capital IV
Preferred Securities Guaranteed, to the extent set forth herein, by Republic New York Corporation


    Republic New York Corporation (the "Corporation") may offer from time to time, together or separately, (i) one or more series of its unsecured debt securities which may be either senior debentures, notes, bonds and/or other evidences of indebtedness ("Senior Securities") or subordinated debentures, notes, bonds and/or other evidences of indebtedness ("Subordinated Securities" and, together with the Senior Securities, the "Debt Securities"), both of which may be convertible into common stock, par value $5 per share, of the Corporation ("Common Stock") or preferred stock, without par value, of the Corporation ("Preferred Stock"), (ii) unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities"), (iii) warrants to purchase Senior Securities or Subordinated Securities ("Debt Warrants"), (iv) options, warrants or other rights entitling the holder to receive the cash value of the right to purchase ("Currency Call Warrants") or the right to sell ("Currency Put Warrants" and collectively with the Currency Call Warrants being referred to herein as the "Currency Warrants") a foreign currency or composite currency, (v) options, warrants or other rights entitling the holder to receive an amount in cash determined by reference to increases ("Stock-Index Call Warrants") and decreases ("Stock-Index Put Warrants" and collectively with Stock-Index Call Warrants being referred to herein as the "Stock-Index Warrants") in the level of a specified stock-index which may be based on one or more U.S. or foreign stocks or a combination thereof, (vi) options, warrants or other rights relating to other items or indexes ("Other Warrants"), (vii) shares of Preferred Stock which may be convertible into shares of Common Stock or exchangeable for Debt Securities, (viii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (ix) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (x) shares of Common Stock and (xi) warrants to purchase shares of Common Stock ("Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants"; and the Debt Securities, Junior Subordinated Debt Securities, Warrants, shares of Preferred Stock, Depositary Shares and shares of Common Stock are collectively referred to herein as the "Corporation Securities."

    Republic New York Capital III and Republic New York Capital IV (each, a "Trust" and collectively, the "Trusts"), each a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities ("Trust Preferred Securities"). The Corporation will be the owner of the trust interests represented by common securities ("Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") to be issued by each Trust. The payment of distributions and payments on account of the liquidation of a Trust or the redemption of the Trust Securities issued by each such Trust will be guaranteed on a subordinated basis by the Corporation to the extent described herein and in any applicable prospectus supplements (the "Guarantees"). Unless indicated otherwise in a prospectus supplement, each Trust exists for the sole purposes of issuing the Trust Securities, investing the proceeds thereof in Junior Subordinated Debt Securities of the Corporation and making Distributions (as defined herein). The Corporation Securities and the Trust Preferred Securities are referred to herein collectively as the "Offered Securities".

    The Offered Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate initial public offering price of $1,125,000,000 (the Trust Securities will be limited to $1,000,000,000) or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies such as the Euro of the European Monetary Union at individual prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

    The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined herein) of the Corporation. See "Description of Debt Securities". The Junior Subordinated Debt Securities will be subordinate to all existing and future Senior Debt (as defined herein) of the Corporation. See "Description of Junior Subordinated Debt Securities."

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities or Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt, authorized denominations, initial public offering price, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or floating), any method of calculating the payment of interest, if any, the currency in which principal, premium, if any, and interest, if any, are payable, any exchangeability, conversion, redemption or sinking fund terms, the right of the Corporation, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, put options, if any, and any other specific terms; (ii) in the case of Preferred Stock or Trust Preferred Securities, the designation, number of shares, liquidation preference per share, initial public offering price, dividend or distribution rate (or method of calculation thereof), dates on which dividends or distributions shall be payable and dates from which dividends or distributions shall accrue, any redemption or sinking fund provisions, any voting rights, any conversion or exchange provisions, whether interests in the Preferred Stock will be represented by Depositary Shares, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock or Trust Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Trust Preferred Securities will be used to purchase a specific series of Junior Subordinated Debt Securities of the Corporation; (iii) in the case of shares of Common Stock, the number of shares, the initial public offering price and the terms of the Offering and sale thereof; (iv) in the case of Warrants, where applicable, the duration, aggregate amount, offering price, exercise price and detachability; (v) in the case of Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, the applicable type and amount of Securities covered thereby; (vi) in the case of Stock-Index Warrants or Other Warrants, the applicable securities index or other items or indices with respect to which such warrants shall apply and the method of determining the cash value payable in connection with the exercise of such warrants; (vii) in the case of Currency Warrants, the currency to which U.S. dollars will be compared, the method of determining the cash value payable in connection with the exercise of such Currency Warrants, the manner in which such Currency Warrants may be exercised and any restrictions on exercise of such Currency Warrants; and (viii) in the case of Depositary Shares, the fraction of a share of Preferred Stock which each such Depositary Share will represent.

    The Prospectus Supplement will also contain information, where applicable, about certain U.S. federal income tax, accounting and other considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

    The Offered Securities are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of the Corporation and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

    The Corporation Securities and the Trust Preferred Securities may be sold directly by the Corporation or a Trust, respectively. The Offered Securities may also be sold through agents designated from time to time, or through underwriters or dealers. If any agents of the Corporation or a Trust, or any underwriters are involved in the sale of the Offered Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts and the net proceeds to the Corporation or a Trust from such sale will be set forth in the applicable Prospectus Supplement. The Corporation may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Depositary Shares. Such contracts would be issued with the Debt Securities, Preferred Stock, Depositary Shares and/or Warrants in amounts, at prices and on terms to be set forth in the applicable Prospectus Supplement. See "Plan of Distribution."

THE DATE OF THIS PROSPECTUS IS              , 1997.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). Reports, proxy statements and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trusts have been included or incorporated by reference herein. Neither the Trusts nor the Corporation considers such financial statements material to holders of Trust Preferred Securities because (i) all of the voting securities of each Trust will be owned, directly or indirectly, by the Corporation, a reporting company under the Exchange Act, (ii) neither Trust has independent operations but rather each exists for the sole purpose of issuing Common Securities and Preferred Securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Junior Subordinated Debt Securities, and (iii) the obligations of the Trusts under the Trust Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Corporation to the extent set forth herein and in any applicable Prospectus Supplement. See "Description of the Trusts" and "Description of Guarantees."

     This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Corporation and the Trusts with the Commission under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with applicable regulations. For further information pertaining to the Corporation, the Trusts and the Offered Securities, reference is made to the Registration Statement and the exhibits thereto.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Corporation with the Commission are hereby incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission pursuant to Section 13 of the Exchange Act; and

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          3. Current Reports on Form 8-K dated January 27, 1997, July 18, 1997, July 21, 1997 and September 24, 1997.

     All reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the original date of filing of this Registration Statement and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO:

                         Republic New York Corporation
                                452 Fifth Avenue
                            New York, New York 10018
             Telephone requests may be directed to (212) 525-6100.

     No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or the Prospectus Supplement, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation, the Trusts or any underwriter, dealer or agent. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate and do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or the Prospectus Supplement, nor any sale made hereunder or thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to such date.

                         REPUBLIC NEW YORK CORPORATION

     The Corporation is a bank holding company incorporated in Maryland. At September 30, 1997, the Corporation had consolidated total assets of $57.8 billion and stockholders' equity of $3.6 billion. Its principal asset is the capital stock of Republic National Bank of New York (the "Bank"). Management expects that the Bank will remain the Corporation's principal asset and source of revenue and net income in the foreseeable future. As of September 30, 1997, the Bank accounted for approximately 90% of the consolidated assets of the Corporation, and for the nine months ended September 30, 1997, the Bank accounted for approximately 90% of the consolidated revenues and 95% of consolidated net income of the Corporation. Based on total assets at December 31, 1996, the date rankings were last available, the Corporation was the eighteenth largest bank holding company in the United States.

     The Corporation is a legal entity separate and distinct from the Bank and its other subsidiaries. Accordingly, the right of the Corporation, its stockholders and its creditors to participate in any distribution of the assets or earnings of the Bank and any other subsidiary is necessarily subject to the prior claims of the respective creditors of the Bank or such other subsidiary, except to the extent that claims of the Corporation in its capacity as a creditor of the Bank or such other subsidiary may be recognized.

     The Corporation's principal executive offices are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-6100.

REPUBLIC NATIONAL BANK OF NEW YORK

     The Bank is a commercial bank which provides a variety of banking and financial services on a worldwide basis to corporations, financial institutions, governments and individuals. At September 30, 1997, the Bank had total assets of $51.4 billion, total deposits of $34.1 billion and total stockholder's equity of $3.3 billion. Based on total deposits at June 30, 1997, the date rankings were last available, the Bank was the sixteenth largest commercial bank in the United States.

     The Bank is headquartered in New York City with over 86 domestic branch banking offices in New York City, Westchester, Nassau and Suffolk Counties, as well as 8 branches in South Florida. The Bank maintains wholly-owned foreign banking subsidiaries in The Bahamas, Brazil, Canada, Cyprus, Mexico, Russia, Uruguay, Singapore and the Cayman Islands, foreign branch offices in the Caribbean, Europe, Asia and Latin America and representative offices in Europe, Asia and Latin America. The Bank's facilities are supplemented by a network of correspondent banks throughout the world. The Bank also has an Edge Act banking subsidiary in Miami, Florida which engages in off-shore banking activities with non-resident customers, and an Edge Act subsidiary in Wilmington, Delaware. The Bank owns approximately 49% of Safra Republic Holdings S.A., a European-based bank holding company with six banking subsidiaries located in France, Gibraltar, Guernsey, Luxembourg, Monaco and Switzerland.

REPUBLIC BUSINESS CREDIT CORPORATION

     Republic Business Credit Corporation ("RBCC"), formerly known as Republic Factors Corp., is a wholly-owned subsidiary of the Corporation. RBCC operates factoring, asset based lending and accounts receivable management businesses. As a factor, RBCC purchases, without recourse, accounts receivable from approximately 500 clients. The terms of these receivables average less than 60 days and are due from more than 55,000 customers, primarily retailers, located throughout the United States. RBCC also purchases receivables due from customers throughout the world which RBCC refactors through foreign factoring companies which are members of either the International Factors Group or Factors Chain International. Certain clients receive payments for their receivables prior to their collection by RBCC. From time to time, RBCC makes advances in excess of the receivables purchased. These advances may be secured or, in the case of seasonal overadvances, unsecured. Letters of credit accommodations are also provided. In its Asset Based lending activities, RBCC makes working capital loans secured by accounts receivable and inventory. RBCC's receivable management service provides clients with back office support allowing them to monitor their accounts receivable and collections on a daily basis.

     Depending on the individual businesses, RBCC earns commissions, interest and service fees. In addition to RBCC's headquarters at 452 Fifth Avenue New York, New York, it has additional offices located in Los Angeles, California and Charlotte, North Carolina.

OTHER FINANCIAL SERVICE SUBSIDIARIES

     Republic New York Securities Corporation ("RNYSC"), a wholly-owned subsidiary of the Corporation, commenced operations on November 2, 1992 as a full-service securities brokerage primarily serving institutional investors and high net worth individuals. RNYSC is a registered broker-dealer with the Commission and is a member of the National Association of Securities Dealers, Inc. and the New York Stock Exchange, Inc. RNYSC is also registered with the Commodity Futures Trading Commission and the National Futures Association as a futures commission merchant and a commodity trading advisor. As such, RNYSC acts primarily as a commodities broker to the Bank, executing futures contracts and options on futures contracts for the Bank's account. RNYSC trades in futures and options on futures in non-financial commodities, including contracts on energy products, agricultural products and non-precious metals. RNYSC provides execution services in connection with the Bank's activities as a dealer in precious metals, financial instruments and foreign exchange. In addition, RNYSC acts as a futures commission merchant and commodity trading advisor for the general public. RNYSC is a clearing member of the Chicago Mercantile Exchange, Chicago Board of Trade and New York Mercantile Exchange, including its Comex Division. RNYSC is a non-clearing member of the New York Futures Exchange, the Coffee, Sugar and Cocoa Exchange and the Philadelphia Board of Trade. RNYSC has branches in Chicago and Philadelphia.

SUPERVISION AND REGULATION

     General. As a bank holding company registered under the Bank Holding Act of 1956, as amended (the "Act"), the Corporation is subject to substantial regulation and supervision by the Federal Reserve Board (the "FRB"). The Corporation's subsidiary banks are subject to regulation and supervision by federal bank regulatory agencies, including the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation ("FDIC"). Federal banking and other laws impose a number of requirements and restrictions on the operations and activities of depository institutions. In addition, the Corporation and certain of its banking subsidiaries and branches located outside the United States are subject to the requirements of and supervision by the regulatory authorities in the countries in which they operate.

FIRREA

     Pursuant to certain provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), an insured depository institution which is commonly controlled with another insured depository institution is generally liable for any loss incurred, or reasonably anticipated to be incurred, by the FDIC in connection with the default of such commonly controlled institution, or any assistance provided by the FDIC to such commonly controlled institution, which is in danger of default. The term "default" is defined to mean the appointment of a conservator or receiver for such institution, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Thus, the Bank could incur liability to the FDIC pursuant to this statutory provision in the event of the default of any of the other insured depository institutions owned or controlled by the Corporation. Such liability is subordinated in right of payment to deposit liabilities, secured obligations, any other general or senior liability, and any obligation subordinated to depositors or other general creditors, other than obligations owed to any affiliate of the depository institution (with certain exceptions) and any obligations to shareholders in such capacity.

     In its resolution of the problems of an insured depository institution in default or in danger of default, the FDIC is generally required to satisfy its obligations to insured depositors at the least possible cost to the deposit insurance fund. In addition, the FDIC may not take any action that would have the effect of increasing the losses to the deposit insurance fund by protecting depositors for more than the insured portion of deposits (generally $100,000) or creditors other than depositors. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") authorized the FDIC to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment after the declaration of insolvency. Such a payment would constitute full payment and disposition of the FDIC's obligations to claimants. The rate of such final settlement payment is to be a percentage rate determined by the FDIC reflecting an average of the FDIC's receivership recovery experience.

FDICIA

     In general, FDICIA subjects banks to significantly increased regulation and supervision. Among other things, FDICIA requires federal bank regulatory authorities to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. FDICIA establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under the Comptroller's regulations, a bank is defined to be well capitalized if it maintains a risk-adjusted Tier 1 capital ratio of at least 6%, a risk-adjusted total capital ratio of at least 10% and a Tier 1 leverage capital ratio of at least 5%, and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. A bank is defined to be adequately capitalized if it maintains a risk-adjusted Tier 1 ratio of at least 4%, a risk-adjusted total capital ratio of at least 8%, and a Tier 1 leverage ratio of at least 4% (3% for certain highly rated institutions), and does not otherwise meet the well capitalized definition. The three undercapitalized categories are based upon the amount by which the bank falls below the ratios applicable to adequately capitalized institutions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. The capital categories are determined solely for the purposes of applying FDICIA's prompt corrective action ("PCA") provisions, as discussed below, and such capital categories may not constitute an accurate representation of the overall financial condition or prospects of the Bank.

     Under FDICIA's PCA system, a bank in the undercapitalized category must submit a capital restoration plan guaranteed by its parent company. The liability of the parent company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to bring the bank into compliance with all capital standards applicable to the bank as of the time the bank fails to comply with the plan. A bank in the undercapitalized category is also subject to limitations in numerous areas including, but not limited to, asset growth, acquisitions, branching, new business lines, acceptance of brokered deposits and borrowings from the Federal Reserve System. Progressively more burdensome restrictions are applied to banks in the undercapitalized category that fail to submit or implement a capital plan and to banks that are in the significantly undercapitalized or critically undercapitalized categories. In addition, a bank's primary federal banking agency is authorized to downgrade the bank's capital category to the next lower category upon a determination that the bank is in an unsafe or unsound condition or is engaged in an unsafe or unsound practice. An unsafe or unsound practice can include receipt by the institution of a rating on its most recent examination of 3 or worse (on a scale from 1 (best) to 5 (worst)), with respect to its asset quality, management, earnings or liquidity.

     Undercapitalized banks are subject to limitations on the payment of dividends and on offering interest rates on deposits higher than the prevailing rate in its market; in addition, "pass through" deposit insurance coverage may not be available for certain employee benefit accounts. Significantly undercapitalized banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions

(which are defined to include institutions which still have a positive net worth) are generally subject to the mandatory appointment of a receiver or conservator.

     FDICIA and the regulations issued thereunder also have (i) limited the use of brokered deposits to well capitalized banks and adequately capitalized banks that have received waivers from the FDIC, (ii) established restrictions on the permissible investments and activities of FDIC insured state chartered banks and their subsidiaries, (iii) implemented uniform real estate lending rules, (iv) prescribed standards to limit the risks posed by credit exposure between banks,
(v) revised risk-based capital rules to include components for measuring the risk posed by interest rate changes, (vi) amended various consumer banking laws,
(vii) increased restrictions on loans to a bank's insiders, (viii) established standards in a number of areas to assure bank safety and soundness, and (ix) implemented additional requirements for institutions that have $500 million or more in total assets with respect to annual independent audits, audit committees, and management reports related to financial statements, internal controls and compliance with designated laws and regulations.

     FDICIA also directs that each federal banking agency prescribe, and each such agency has prescribed, new safety and soundness standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum rate of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares and other standards which the agencies deem appropriate. In general, the standards are expected to increase the regulatory burden and expense of conducting the banking business.

DEPOSIT INSURANCE

     The Bank's deposits are insured by and are subject to FDIC insurance assessments. The FDIC's deposit insurance assessments have moved under FDICIA from a flat-rate system to a risk-based system. The risk-based system places a bank in one of nine risk categories, principally on the basis of its capital level and an evaluation of the bank's risk to the insurance fund, and bases premiums on the probability of loss to the FDIC with respect to each individual bank. On November 26, 1996, the FDIC Board of Directors voted to retain the existing Bank Insurance Fund ("BIF") premium schedule for the first semiannual period of 1997. The annual premium schedule ranges from 0 basis points to 27 basis points. The imposition of the BIF premium schedule will not have a material effect on the Bank's earnings. It is, however, possible that the BIF deposit insurance premiums will be revised by the FDIC in the future.

     In October 1996 the Deposit Insurance Funds Act of 1996 (the "Funds Act") was enacted. The Funds Act authorizes the Financing Corporation ("FICO") to levy assessments on BIF-assessable deposits and deposits assessable by the Savings Association Insurance Fund ("SAIF") commencing January 1, 1997. The FICO assessment rate currently is approximately 1.30 basis points annually for BIF-assessable deposits and 6.48 basis points annually for SAIF-assessable deposits. These rates may be adjusted quarterly. By law, the FICO rate on BIF-assessable deposits must be one-fifth the rate on SAIF-assessable deposits until the earlier of the merger of the insurance funds or January 1, 2000. The Bank's deposits include both BIF-assessable deposits and SAIF-assessable deposits. The SAIF-assessable deposits are a result of the Corporation's acquisitions of the deposits of savings associations. Because the Corporation has both BIF-assessable and SAIF-assessable deposits, it is subject to both assessment rates. The amounts payable to FICO by the Corporation are in addition to other FDIC deposit insurance premiums and thus represent an increased cost to the Corporation.

DIVIDENDS

     The Corporation's ability to pay dividends is dependent upon its receipt of dividends from its subsidiaries and on its earnings from investments. The Bank may use only capital surplus that represents earnings, not paid-in capital, when calculating permissible dividends. The approval of the

OCC is required if the total of all dividends declared or proposed to be declared by the Bank in any calendar year exceeds the Bank's net profits, as defined, for that year, combined with its retained net profits for the preceding two calendar years. The OCC also has authority to prohibit a national bank from engaging in what, in its opinion, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the Bank, be deemed to constitute such an unsafe or unsound practice.

PRINCIPAL STOCKHOLDER

     At September 30, 1997, there were 54,753,009 shares of Common Stock of the Corporation outstanding. As of such date, Edmond J. Safra, through his ownership of all of the outstanding shares of Saban S.A., which owns directly and indirectly shares of the Corporation's Common Stock, and one other entity, beneficially owned 15,258,812 shares of Common Stock, representing approximately 27.9% of the Corporation's outstanding Common Stock. Mr. Safra, through Saban S.A. and a subsidiary thereof, has approval of the Federal Reserve, through January 28, 1998, to acquire up to 1,730,400 additional shares of Common Stock of the Corporation in the open market and through privately negotiated transactions, which, if all such shares of Common Stock were acquired, would result in ownership of approximately 31.0% of the Corporation's outstanding Common Stock. The Corporation knows of no other stockholder who owned, as of September 30, 1997, beneficially or of record, more than 10% of its outstanding voting securities.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                             YEARS ENDED DECEMBER 31,                NINE MONTHS
                                     ----------------------------------------           ENDED
                                     1992     1993     1994     1995     1996     SEPTEMBER 30, 1997
                                     ----     ----     ----     ----     ----     ------------------
Excluding interest on deposits.....  1.66x    1.94x    1.96x    1.79x    1.98x           1.88x
Including interest on deposits.....  1.26     1.39     1.37     1.24     1.31            1.30

     For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                             YEARS ENDED DECEMBER 31,                NINE MONTHS
                                     ----------------------------------------           ENDED
                                     1992     1993     1994     1995     1996     SEPTEMBER 30, 1997
                                     ----     ----     ----     ----     ----     ------------------
Excluding interest on deposits.....  1.55x    1.78x    1.79x    1.63x    1.84x           1.80x
Including interest on deposits.....  1.23     1.34     1.32     1.21     1.28            1.28

     For the purpose of computing the consolidated ratios of earnings to combined fixed charges and preferred stock dividends, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges and preferred stock dividends excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor) and the pre-tax equivalent of preferred stock dividends. Fixed charges and preferred stock dividends including interest on deposits consist of the foregoing items plus interest on deposits.

                           DESCRIPTION OF THE TRUSTS

     Republic New York Capital III and Republic New York Capital IV are each a statutory business trust formed under Delaware law pursuant to (i) original declarations of trust executed by the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the administrative trustees named therein and (ii) the filing of certificates of trust with the Delaware Secretary of State on November 19, 1997. The declaration of trust of each Trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trusts exist for the exclusive purpose of (i) issuing and selling the Trust Securities, (ii) using the proceeds from sale of the Trust Securities to acquire Junior Subordinated Debt Securities, (iii) making Distributions, and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Holders of the Trust Securities will have no preemptive or similar rights. The Trusts may not borrow money or issue debt or mortgage or pledge any of their assets. Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trusts, and payments under the Junior Subordinated Debt Securities and the payment provisions under the Junior Subordinated Indenture (as defined herein) will be the sole revenues of the Trusts. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities, except that upon the occurrence and continuance of an Event of Default (as defined herein) under the corresponding Declaration resulting from a Debenture Event of Default (as defined herein) the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments on account of the liquidation of the Trust or the redemption or other acquisition of the Common Securities will be subordinated to the rights of the holders of the Trust Preferred Securities. See "Description of Trust Preferred Securities -- Subordination of Common Securities." If and when offered and sold, the Corporation will acquire the Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. Each Trust has a term of 54 years, but may be terminated earlier as provided in the relevant Declaration. Each Trust's business and affairs are conducted by its trustees, each initially appointed by the Corporation, as Depositor. Unless otherwise set forth in the applicable Prospectus Supplement, the Trustees for each Trust are Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and two individual trustees, as Administrative Trustees, who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Bankers Trust Company will also act as trustee under the Guarantee Agreements and the Junior Subordinated Indenture. The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Trust Preferred Securities if an Event of Default under the relevant Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of Bankers Trust Company are governed by the relevant Declaration and Guarantee Agreement, the Junior Subordinated Indenture and the Trust Indenture Act of 1933, as amended (the "Trust Indenture Act"). Pursuant to the expense provisions of the Junior Subordinated Indenture, the Corporation will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trusts. See "Description of Trust Preferred Securities -- Expenses and Taxes." The office of the Delaware Trustee in the State of Delaware is 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office of each Trust is care of: Republic New York Corporation, 452 Fifth Avenue, New York, New York 10018, Telephone:
(212) 525-6100, Attention: Office of the Corporate Secretary.

                            APPLICATION OF PROCEEDS

     Except as may otherwise be provided in the Prospectus Supplement, the net proceeds from the sale of the Corporation Securities will be used for general corporate purposes. Pending ultimate application, the net proceeds may be used to make short-term investments or reduce short-term borrowings. Unless otherwise specified in the Prospectus Supplement, each Trust will use all of the proceeds from the sale of Trust Preferred Securities to purchase Junior Subordinated Debt Securities of the Corporation. Additional information on the application of proceeds from the sale of Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

     Management anticipates that the Corporation may, from time to time, engage in additional financings, which may include the issuance of debt and/or equity securities otherwise than pursuant to this Prospectus.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Indentures under which the Debt Securities are to be issued. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures and the form of Debt Securities, respectively, including the definition therein of certain terms. The Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are also available for inspection at the Corporate Trust Office of Citibank, N.A. ("Citibank") at 120 Wall Street, 13th Floor, New York, New York 10043. The particular terms of each issue of Debt Securities, as well as any modifications or additions to such general terms that may apply in the case of such Debt Securities, will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

THE INDENTURES

     Senior Securities have been and, if issued in the future, will be issued under an Indenture dated as of May 15, 1986, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 and a Second Supplemental Indenture dated as of April 15, 1993, between the Corporation and Citibank, as successor Trustee (said Indenture as so supplemented, the "Senior Indenture"). The Senior Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Securities have been and, if issued in the future, may be issued under either an Indenture dated as of May 15, 1986, as supplemented by a First Supplemental Indenture dated as of May 15, 1991 and a Second Supplemental Indenture dated as of April 15, 1993, between the Corporation and Citibank, as successor Trustee (said Indenture as so supplemented, the "1986 Subordinated Indenture") or a separate Indenture dated as of October 15, 1992 and a First Supplemental Indenture dated as of April 15, 1993 between the Corporation and Citibank, as Trustee (the "1992 Subordinated Indenture"). The 1986 Subordinated Indenture and the 1992 Subordinated Indenture are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Senior Indenture, the 1986 Subordinated Indenture and the 1992 Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture".

     The existence of both the 1986 Subordinated Indenture and the 1992 Subordinated Indenture reflects changes in the treatment of subordinated debt securities for purposes of regulatory capital. In 1992, the Federal Reserve Board issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain specified criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters and is not subject to certain covenants, including a covenant prohibiting the sale of any major subsidiary. Following this interpretation, the Corporation entered into the 1992 Subordinated Indenture since it appeared that the terms of the 1986 Subordinated Indenture might not satisfy these requirements. Accordingly, to obtain the most favorable treatment for regulatory capital purposes the 1992 Subordinated Indenture contains subordination and acceleration provisions intended to be consistent with the 1992 Federal Reserve Board interpretations and does not contain any covenant restricting the ability of the Corporation to dispose of or cause the issuance of stock of the Bank or addressing any other matter prohibited by the Federal Reserve Board's interpretations. See "Disposition or Issuance of Capital Stock of the Bank" and "Events of Default, Notice and Waiver."

     There is no requirement that future issues of debt securities of the Corporation be issued under any of the Indentures, and the Corporation is free to employ other indentures or documentation, containing provisions different from those included in the Indentures or applicable to one or more issues of Debt Securities, in connection with future issues of such other debt securities.

GENERAL TERMS OF DEBT SECURITIES

     Each Indenture provides that the Debt Securities issued thereunder may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Corporation or as established in one or more indentures supplemental to such Indenture. Each Indenture also provides that there may be more than one Trustee under such Indenture, each with respect to one or more series of Debt Securities. Any Trustee under any Indenture may resign or be removed with respect to one or more series of Debt Securities issued under such Indenture, and a successor Trustee may be appointed to act with respect to such series.

     In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities issued under the same Indenture, each such Trustee shall be a Trustee of a trust under such Indenture separate and apart from the trust administered by any other such Trustee and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under such Indenture.

     Reference is made to the Prospectus Supplement relating to the Debt Securities to be offered for the following terms thereof: (1) the title of the Debt Securities; (2) any limit on the aggregate principal amount of the Debt Securities; (3) the purchase price of the Debt Securities (expressed as a percentage of the principal amount); (4) the date or dates on which the principal (and premium, if any) of the Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Debt Securities will bear interest, if any; (6) the date or dates from which any such interest will accrue, the date or dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (7) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable; (8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, as a whole or in part, at the option of the Corporation, if the Corporation is to have such an option; (9) the obligation, if any, of the Corporation to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed or purchased, as a whole or in part, pursuant to such obligation; (10) the currency or currencies in which the Debt Securities are denominated, which may be in U.S. dollars, a foreign currency or units of two or more foreign currencies or a composite currency or currencies; (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined; (12) any additions or deletions in the terms of the Debt Securities with respect to the Events of Default set forth in the respective Indentures;
(13) the terms, if any, upon which the Debt Securities may be convertible into Common Stock or Preferred Stock of the Corporation and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provision in addition to or in lieu of those described herein; (14) whether the Debt Securities will be issued in certificated or book-entry form; and (15) any other terms of the Debt Securities not inconsistent with the provisions of the respective Indentures. Principal, premium, if any, and interest, if any, will be payable, and the Debt Securities will be transferable, in the manner described in the applicable Prospectus Supplement relating to such Debt Securities.

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities will be issued only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

CERTIFICATED SECURITIES

     Except as may be set forth in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form. If, however, Debt Securities are to be issued in definitive form, no service charge will be made for any transfer or exchange of Debt Securities issued as Certificated Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

MERGER

     The Indentures provide that the Corporation may not consolidate with or merge into another Person or participate in a transaction in which all of the issued and outstanding shares of its Capital Stock are acquired by another Person by a vote of the Corporation's stockholders or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) such Person shall be a corporation organized under the laws of any domestic or foreign jurisdiction and shall expressly assume the due and punctual payment of the principal of and interest (and premium, if any) on the Debt Securities and the performance of all of the covenants and conditions of the Indentures and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

DISPOSITION OR ISSUANCE OF CAPITAL STOCK OF THE BANK

     Senior Indenture and 1986 Subordinated Indenture. The Senior Indenture and the 1986 Subordinated Indenture prohibit the issuance, sale or other disposition of Capital Stock, or securities convertible into, or options, warrants or rights to acquire, Capital Stock of the Bank or of any Subsidiary which owns shares of Capital Stock, or securities convertible into, or options, warrants or rights to acquire, Capital Stock of the Bank, with the following exceptions: (a) dispositions of directors' qualifying shares; (b) sales or other dispositions for fair market value, if, after giving effect to such disposition and to conversion of any shares or securities convertible into Capital Stock, the Corporation would own directly or indirectly not less than 80% of each class of the Capital Stock of the Bank; (c) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; (d) sales by the Bank of its Capital Stock, or securities convertible into, or options, warrants or rights to acquire, its Capital Stock, to its stockholders so long as prior to such sale the Corporation owned securities of the same class and the sale does not reduce the percentage of securities of such class owned by the Corporation; and (e) any issuance of Capital Stock, or securities convertible into, or options, warrants or rights to acquire, Capital Stock, of the Bank or any Subsidiary of the Corporation or another Subsidiary.

     1992 Subordinated Indenture. Unlike the Senior Indenture and the 1986 Subordinated Indenture, the 1992 Subordinated Indenture does not prohibit or limit the issuance, sale or other disposition of Capital Stock of the Bank, or securities convertible into, or options, warrants or rights to acquire, Capital Stock of the Bank or of any Subsidiary which owns shares of Capital Stock, or securities convertible into, or options, warrants or other rights to acquire, Capital Stock of the Bank. Under the Federal Reserve Board's interpretations referred to above, a limitation on the disposition or issuance of Capital Stock of the Bank would prevent the Subordinated Securities issued under the 1992 Subordinated Indenture from being included in capital for calculation of regulatory capital ratios. See "The Indentures" above.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Senior Indenture and 1986 Subordinated Indenture. The Senior Indenture and the 1986 Subordinated Indenture provide that the following events are Events of Default thereunder with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its Maturity; (c) default in making a sinking fund payment or analogous obligation, if any, or payment of the purchase price of any Debt Security of such series, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (d) default in the performance of any other covenant of the Corporation in such Indentures (other than a covenant included in such Indentures solely for the benefit of a series of Debt Securities other than such series), continued for 90 days after written notice as provided in such Indenture; (e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Corporation or its property or the Bank; and (f) any other Event of Default provided with respect to a particular series of Debt Securities. No Event of Default with respect to a particular series of Debt Securities (except the events described in clause (e) above) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued under the same or another Indenture.

     The Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or in the payment of any sinking fund installment or analogous payment obligation or any payment of the purchase price of any Debt Security of such series) if the board of directors or Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

     If an Event of Default described in clause (a), (b), (c) or (f) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately. If an Event of Default described in clause (d) or (e) above occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of all the Debt Securities then Outstanding under the Senior Indenture or the 1986 Subordinated Indenture, as the case may be ("Senior/Old Subordinated Indenture Securities"), may declare the principal amount (or, if any such Senior/Old Subordinated Indenture Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Senior/Old Subordinated Indenture Debt Securities to be due and payable immediately. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Outstanding Senior/Old Subordinated Indenture Securities, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee prior to the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Debt Securities of such series (or of all Outstanding Senior/Old Subordinated Indenture Securities, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Outstanding Senior/Old Subordinated Indenture Securities, as the case may
be) have been cured or waived as provided in the Senior Indenture and the 1986 Subordinated Indenture. The Senior Indenture and the 1986 Subordinated Indenture also provide that the Holders of not less than a majority in principal amount of the Debt Securities of a series (or of all Outstanding Senior/Old Subordinated Indenture Securities, as the case may be) may, subject to certain limitations, waive any past default and its consequences. Reference is made to the Prospectus Supplement relating to any series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. Within 120 days after the close of each fiscal year, the Corporation must file with the Trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature and status thereof.

     Subject to provisions in the Senior Indenture and the 1986 Subordinated Indenture relating to its duties in case of default, the Trustee thereunder is under no obligation to exercise any of its rights or powers under such Indentures at the request, order or direction of any Holders of any series of Outstanding Senior/Old Subordinated Indenture Securities, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Senior Indenture and the 1986 Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of a series (or of all the Outstanding Senior/Old Subordinated Indenture Securities, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or of exercising any trust or power conferred upon such Trustee.

     1992 Subordinated Indenture. The 1992 Subordinated Indenture provides that the following events are the only Events of Default thereunder with respect to any series of Subordinated Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Subordinated Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Subordinated Security of such series at its Maturity; (c) default in making a sinking fund payment or analogous obligation, if any, or payment of the purchase price of any Subordinated Security of such series, when and as the same shall be due and payable by the terms of the Subordinated Securities of such series; (d) certain events relating to the bankruptcy, insolvency or reorganization of the Corporation or the appointment of a receiver for the Bank; and (e) any other Event of Default provided with respect to a particular series of Subordinated Securities. No Event of Default with respect to a particular series of Subordinated Securities other than the event described in clause (d) above necessarily constitutes an Event of Default with respect to any other series of Subordinated Securities issued under the same or another Indenture.

     Unless provided with respect to a particular series of Subordinated Securities issued under the 1992 Subordinated Indenture, there will be no right of acceleration of the payment of principal of the Subordinated Securities issued under the 1992 Subordinated Indenture upon a default in the payment of principal or interest on such Subordinated Securities or in the performance of any covenant or agreement contained in such Subordinated Securities or in the 1992 Subordinated Indenture. Under the 1992 Subordinated Indenture, payment of principal of the Subordinated Securities may only be accelerated upon the occurrence of certain events relating to the bankruptcy, insolvency or reorganization of the Corporation or the appointment of a receiver for the Bank. Inclusion of any rights of acceleration other than those set forth above would prevent the Subordinated Securities issued under the 1992 Subordinated Indenture from being included as regulatory capital. See "The Indentures" above. As a result, the Events of Default under the 1992 Subordinated Indenture are narrower than those under the Senior Indenture and the 1986 Subordinated Indenture.

     As with the Senior Indenture and the 1986 Subordinated Indenture, the Trustee may withhold notice to the Holders of any series of Subordinated Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Security of such series or in the payment of any sinking fund installment or analogous payment obligation or any payment of the purchase price of any security of such series) if the board of directors or Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

     If an Event of Default described in clause (e) above with respect to Subordinated Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Subordinated Securities of that series may declare the principal amount (or, if the Subordinated Securities of that series are Original

Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Subordinated Securities of that series to be due and payable immediately. If an Event of Default described in clause (d) above occurs and is continuing, then in each such case the Trustee or the Holders of not less than 25% in principal amount of all the Subordinated Securities then Outstanding under the 1992 Subordinated Indenture ("New Subordinated Indenture Securities") may declare the principal amount (or, if any such New Subordinated Indenture Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the New Subordinated Indenture Securities to be due and payable immediately. However, at any time after such a declaration of acceleration with respect to Subordinated Securities of such series (or of all Outstanding New Subordinated Indenture Securities, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee prior to the Stated Maturity thereof, the Holders of a majority in principal amount of Outstanding Subordinated Securities of such series (or of all Outstanding New Subordinated Indenture Securities, as the case may be) may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to Subordinated Securities of such series (or of all Outstanding New Subordinated Indenture Securities, as the case may be) have been cured or waived as provided in such Indenture. The 1992 Subordinated Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding New Subordinated Indenture Securities of a series (or of all Outstanding New Subordinated Indenture Securities, as the case may be) may, subject to certain limitations, waive any past Events of Default and their consequences. Reference is made to the Prospectus Supplement relating to any series of Subordinated Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. Within 120 days after the close of each fiscal year, the Corporation must file with the Trustee a statement, signed by a specified officer, stating whether or not such officer has knowledge of any default, and, if so, specifying each such default and the nature and status thereof.

     Subject to provisions in the 1992 Subordinated Indenture relating to its duties in case of default, the Trustee thereunder is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any Holders of any series of Outstanding New Subordinated Indenture Securities, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the 1992 Subordinated Indenture, the Holders of not less than a majority in principal amount of the Outstanding Subordinated Securities of a series (or of all the Outstanding Indenture Securities, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or of exercising any trust or power conferred upon such Trustee.

MODIFICATION OF THE INDENTURES

     Senior Indenture and 1986 Subordinated Indenture. Except as to modifications not adverse to the Holders of any series of Debt Securities issued thereunder, modifications and amendments of the Senior Indenture and the 1986 Subordinated Indenture may be made only with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Senior/Old Subordinated Indenture Securities which are affected by the modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any Debt Security; (b) reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof or would be provable in bankruptcy; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security;
(e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend such Indentures; (f) subordinate the indebtedness evidenced by the Senior Securities to any indebtedness of the Corporation, or subordinate the indebtedness evidenced by the Subordinated Securities issued thereunder to any indebtedness of the Corporation other than Senior Indebtedness (as defined therein); or (g) modify the foregoing requirements other than to increase such percentage or add to the amendments which may not be made without the consent of the Holder of each Debt Security affected thereby. However, the Holders of a majority in aggregate principal amount of all of the Outstanding Senior/Old Subordinated Indenture Securities may waive compliance by the Corporation with the restrictions described under the subheading "Disposition or Issuance of Capital Stock of the Bank".

     1992 Subordinated Indenture. Except as to modifications not adverse to the Holders of any series of Subordinated Securities issued thereunder, modifications and amendments of the 1992 Subordinated Indenture may be made only with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding New Subordinated Indenture Securities which are affected by the modification or amendment; provided that no such modification or amendment may, without the consent of the Holder of each such Subordinated Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any Subordinated Security; (b) reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, such Subordinated Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the Maturity thereof or would be provable in bankruptcy; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Subordinated Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Subordinated Security; (e) reduce the above-stated percentage of Outstanding Securities of any series necessary to modify or amend such Indenture; (f) subordinate the indebtedness evidenced by the Subordinated Securities issued thereunder to any indebtedness of the Corporation other than Senior Indebtedness (as defined therein); or (g) modify the foregoing requirements other than to increase such percentage or add to the amendments which may not be made without the consent of the Holder of each Subordinated Security affected thereby.

SENIOR SECURITIES

     Senior Securities are to be issued under the Senior Indenture. Each series of Senior Securities will constitute Senior Indebtedness and will rank equally with each other series of Senior Securities and other Senior Indebtedness. All subordinated debt (including, but not limited to, all Subordinated Securities issued under the 1986 Subordinated Indenture and the 1992 Subordinated Indenture) will be subordinated to the Senior Securities and other Senior Indebtedness (as defined in the relevant Indenture).

SUBORDINATION OF SUBORDINATED SECURITIES

     1986 Subordinated Indenture. The payment of the principal of and interest on the Subordinated Securities issued under the 1986 Subordinated Indenture will be subordinated in right of payment, as set forth in the 1986 Subordinated Indenture, to the prior payment in full of all Senior Indebtedness (as defined therein) of the Corporation, whether outstanding on the date of the 1986 Subordinated Indenture or thereafter incurred. Senior Indebtedness is defined in the 1986 Subordinated Indenture as (a) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (b) purchase money and similar obligations, (c) obligations under capital leases, (d) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of, such indebtedness of others, (e) renewals, extensions and refunding of any such indebtedness and (f) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; unless, in each case, the instrument by which the Corporation incurred, assumed or guaranteed such indebtedness expressly provides that such indebtedness is subordinate or junior in right of payment to any other indebtedness of the Corporation. At September 30, 1997, the aggregate Senior Indebtedness of the Corporation, as defined in the 1986 Subordinated Indenture, was approximately $720 million.

     1992 Subordinated Indenture. The payment of the principal of and interest on the Subordinated Securities issued under the 1992 Subordinated Indenture will be subordinated as set forth in the 1992 Subordinated Indenture to the Senior Indebtedness of the Corporation, whether outstanding on the date of the 1992 Subordinated Indenture or thereafter incurred. Senior Indebtedness is defined in the 1992 Subordinated Indenture to include both obligations defined as Senior Indebtedness in the 1986 Subordinated Indenture and Other Obligations which are defined as including obligations associated with derivative products, such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements. Thus, Senior Indebtedness is defined in the 1992 Subordinated Indenture in a broader manner than in the 1986 Subordinated Indenture. At September 30, 1997, the aggregate Senior Indebtedness of the Corporation, as defined in the 1992 Subordinated Indenture, was approximately $733 million.

     Ranking. No class of Subordinated Securities is subordinated to any other class of subordinated debt securities; Subordinated Securities issued under the 1992 Subordinated Indenture are, however, expressly subordinated to a broader group of Senior Indebtedness than is the case with respect to the Holders of Subordinated Securities issued under the 1986 Subordinated Indenture. See "1992 Subordinated Indenture" above. Thus, in a bankruptcy or insolvency of the Corporation, the holders of such Subordinated Securities may receive less, ratably, than holders of Subordinated Securities issued under the 1986 Subordinated Indenture. See "1992 Subordinated Indenture" above and "Subordination Provisions" below.

     Subordination Provisions. In the event (a) of any distribution of assets of the Corporation upon any dissolution, winding up, liquidation or reorganization of the Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Corporation which complies with the requirements of Article Eight of the 1986 Subordinated Indenture or the 1992 Subordinated Indenture, as the case may be, or (b) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, as defined in the relevant Indenture (excluding, in the case of the 1992 Subordinated Indenture, the Other Obligations), or (c) that the principal of the Subordinated Securities of any series issued under such Indenture (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in Section 502 of the 1986 Subordinated Indenture or the 1992 Subordinated Indenture, as the case may be) shall have been declared due and payable pursuant to Section 502 of the 1986 Subordinated Indenture or the 1992 Subordinated Indenture, as the case may be, and such declaration shall not have been rescinded and annulled as provided in said
Section 502, then:

          (1) in a circumstance described in the foregoing clause (a) or (b), the holders of all Senior Indebtedness, as defined in the relevant Indenture (excluding, in the case of the 1992 Subordinated Indenture, the Other Obligations), and in the circumstance described in the foregoing clause (c), the holders of all Senior Indebtedness, as defined in the relevant Indenture (excluding, in the case of the 1992 Subordinated Indenture, the Other Obligations), outstanding at the time the principal of such Subordinated Securities issued under such Indenture (or in the case of Original Issue Discount Securities, such portion of the principal amount) shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium (if any) and interest, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Subordinated Securities issued under any Indenture are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the indebtedness evidenced by the Subordinated Securities;

          (2) if upon any payment or distribution contemplated in clause (1) after giving effect to the subordination provisions contemplated therein there shall remain any amounts of cash, property or securities of the Corporation available for payment or distribution in respect of Subordinated Securities, then the amount of such cash, property or securities shall be shared ratably among the Holders of all Subordinated Securities issued under the 1986 Subordinated Indenture and the 1992 Subordinated Indenture and any subordinated indebtedness ranking on a parity therewith; provided, however, that in the case of a circumstance described in the foregoing clause (a), if at such time any creditors in respect of Other Obligations (as defined in the 1992 Subordinated Indenture) have not then received payment in full of all amounts due or to become due on or in respect of such Other Obligations, then the ratable portion of cash, property or securities distributable to the Holders of Subordinated Securities issued under the 1992 Subordinated Indenture shall first be applied to pay or provide for the payment in full of all of the Other Obligations before any payment or distribution may be made in respect of Subordinated Securities issued under the 1992 Subordinated Indenture;

          (3) any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than certain subordinated securities of the Corporation issued in a reorganization or readjustment), to which the Holders of any of the Securities or the Trustee would be entitled except for the provisions of Article Fourteen of the 1986 Subordinated Indenture or the 1992 Subordinated Indenture, as the case may be, shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Indebtedness (other than Other Obligations) or to the holders of Other Obligations, as the case may be (as provided in clauses (1) and (2) above), or on their behalf, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness (other than Other Obligations) or Other Obligations, as the case may be, held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness (other than Other Obligations) or Other Obligations, as the case may be (as provided in clauses (1) and (2) above), remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to or in respect of the holders of the Subordinated Securities, as contemplated in clause (1) above, or the holders of Subordinated Securities issued under the 1992 Subordinated Indenture as contemplated by clause (2) above;

          (4) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Corporation of any kind or character described in the foregoing clause (a) is received by the Trustee under the 1986 Subordinated Indenture or the 1992 Subordinated Indenture, as the case may be, or the Holders of any of the Subordinated Securities issued under either of such Indentures, before all Senior Indebtedness, as defined in the relevant Indenture, is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as aforesaid, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness, as defined in the relevant Indenture, shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

     By reason of such subordination in favor of the Holders of Senior Indebtedness in the event of insolvency, creditors of the Corporation who are not Holders of Senior Indebtedness or of the Subordinated Securities may recover less, ratably, than Holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Securities. By reason of the obligation of the Holders of Subordinated Securities issued under the 1992 Subordinated Indenture to pay over any cash, property and securities to creditors in respect of Other Obligations, in the event of insolvency, holders of Existing Subordinated Indebtedness may recover less, ratably, than creditors in respect of Other Obligations and may recover more, ratably, than the Holders of Subordinated Securities issued under the 1992 Subordinated Indenture.

OUTSTANDING AMOUNT OF SUBORDINATED SECURITIES

     Subordinated Securities issued under the relevant Indenture are not subordinated to the Corporation's issues of Putable Capital Notes, 9.70% Subordinated Notes due 2009, 9 1/2% Subordinated Notes due 2014, 9 1/2% Subordinated Notes due 2000, 9 3/4% Subordinated Notes due 2000, 8 7/8% Subordinated Notes due 2001, 9 1/8% Subordinated Notes due 2021, 9.30% Subordinated Notes due 2021, 8.25% Subordinated Notes due 2001, 7 7/8% Subordinated Notes due 2001, 7 3/4% Subordinated Notes due 2002, 7 1/4% Subordinated Notes due 2002, Floating Rate Subordinated Notes due 2002, Floating Rate Subordinated Notes due October 28, 2002, 5 7/8% Subordinated Notes due 2008, 7 3/4% Subordinated Notes due 2009, 7% Subordinated Notes due 2011 and 7.20% Subordinated Debentures due 2097, outstanding in the aggregate principal amount of $2.650 billion as of the date hereof. See "Subordination of Subordinated Securities -- Ranking" above.

CONVERTIBLE DEBT SECURITIES

     The following provisions will apply to Debt Securities that will be convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     Conversion. The holder of any Convertible Debt Securities will have the right, exercisable at any time during the time period specified in the applicable Prospectus Supplement, unless previously redeemed by the Corporation, to convert such Convertible Debt Securities into shares of Common Stock or Preferred Stock at the conversion rate for each $1,000 principal amount of Convertible Debt Securities set forth in the Prospectus Supplement. The holder of a Convertible Debt Security may convert a portion thereof which is $1,000 or any integral multiple of $1,000. In the case of Convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the Prospectus Supplement, except that, in the case of redemption at the option of such holder, if applicable, such right will terminate upon receipt of written notice of the exercise of such option.

     In certain events, the conversion price or rate will be subject to adjustment as contemplated in the applicable Indenture. For Debt Securities convertible into Common Stock, such events include the issuance of shares of Common Stock of the Corporation as a dividend; subdivisions and combinations of Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling such holders (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock; and the distribution to all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock), evidences of indebtedness of the Corporation or of assets (excluding cash dividends paid from retained earnings and dividends payable in Common Stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above). In any of such cases, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Corporation will pay a cash adjustment. Convertible Debt Securities convertible into Common Stock surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except such Convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is entitled to receive.

     The adjustment provisions for Debt Securities convertible into shares of Preferred Stock will be determined at the time of an issuance of such Debt Securities and will be set forth in the applicable Prospectus Supplement related thereto.

     Except as set forth in the applicable Prospectus Supplement, any Convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible Debt Securities by one or more investment bankers or other purchasers who may agree with the Corporation to purchase such Convertible Debt Securities and convert them into Common Stock or Preferred Stock, as the case may be.

RISK FACTORS RELATING TO DEBT SECURITIES DENOMINATED IN FOREIGN CURRENCIES

     Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition of foreign exchange controls, and potential illiquidity in the secondary market. See "Currency Risks."

CONCERNING CITIBANK

     The Corporation and the Bank maintain deposit accounts and conduct banking transactions with Citibank and Citicorp, the parent of Citibank, in the ordinary course of their businesses.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description of the terms of Junior Subordinated Debt Securities summarizes certain general terms of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of each issue of Junior Subordinated Debt Securities, as well as any modifications or additions to such general terms that may apply in the case of such Junior Subordinated Debt Securities, will be described in the Prospectus Supplement relating thereto. Accordingly, for a description of the terms of a particular issue of Junior Subordinated Debt Securities, reference must be made both to the Prospectus Supplement relating thereto and the following description.

     The Junior Subordinated Debt Securities are to be issued under a Junior Subordinated Indenture dated as of December 15, 1997, as supplemented from time to time (as so supplemented, the "Junior Subordinated Indenture"), between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"). The Junior Subordinated Indenture is qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Indenture does not purport to be complete and is qualified in its entirety by reference to the Junior Subordinated Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. The form of Junior Subordinated Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Junior Subordinated Indenture is available for inspection at the office of Bankers Trust Company, Four Albany Street, New York, New York 10006.

GENERAL TERMS OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Corporation. The Junior Subordinated Indenture does not limit the amount of additional indebtedness the Corporation or any of its subsidiaries may incur. Since the Corporation is a holding company, the Corporation's rights and the rights of its creditors, including the holders of the Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary. The Junior Subordinated Debt Securities will rank pari passu with all other junior subordinated debt securities issued under the Junior Subordinated Indenture ("Other Debt") and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior Debt of the Corporation. See
"-- Subordination."

     The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series.

     It is anticipated that each Junior Subordinated Debt Security will be in the name of the Property Trustee of the related Trust and held in trust for the benefit of the holders of the Trust Securities thereby. Upon the liquidation of a Trust upon the occurrence of certain events of default and otherwise as described herein and in an applicable Prospectus Supplement, Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a Trust in connection with the issuance of Trust Securities by such Trust.

     Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities to be offered for the following terms of the related Junior Subordinated Debt Securities: (1) the title of the Junior Subordinated Debt Securities; (2) the aggregate principal amount of the Junior Subordinated Debt Securities; (3) the initial public offering price; (4) the date or dates on which the principal (and premium, if any) of the Junior Subordinated Debt Securities will be payable; (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Junior Subordinated Debt Securities will bear interest, if any; (6) the date or dates from which any such interest will accrue, the date or dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (7) the right, if any, to extend interest payment periods and the duration of such extension; (8) the place or places where the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debt Securities will be payable; (9) the period or periods within which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed, as a whole or in part, at the option of the Corporation, if the Corporation is to have such an option;
(10) the obligation, if any, of the Corporation to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debt Securities will be redeemed or purchased, as a whole or in part, pursuant to such obligation; (11) the portion of the principal amount of Junior Subordinated Debt Securities that shall be payable upon acceleration of the maturity of such Junior Subordinated Debt Securities, if other than the principal amount thereof; (12) the currency or currencies in which the Junior Subordinated Debt Securities are denominated, which may be in U.S. dollars, a foreign currency or units of two or more foreign currencies or a composite currency or currencies; (13) whether the amount of payments or principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined; (14) any additions or deletions in the terms of the Junior Subordinated Debt Securities with respect to the Events of Default set forth in the Junior Subordinated Indenture; (15) the terms, if any, upon which the Junior Subordinated Debt Securities may be convertible and the terms and conditions upon which such conversion will be effected, including the initial conversion price or rate, the conversion period and any other provision in addition to or in lieu of those described herein; (16) whether the Junior Subordinated Debt Securities will be issued in certificated or book-entry form;
(17) any applicable federal income tax consequences; and (18) any other terms of the Junior Subordinated Debt Securities not inconsistent with the provisions of the Junior Subordinated Indenture and applicable laws.

FORM OF JUNIOR SUBORDINATED DEBT SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of a Trust, the form, denomination, book-entry and transfer procedures with respect to the Trust Preferred Securities as described under "Description of Trust Preferred Securities -- Form of Trust Preferred Securities" and "Book-Entry Procedures" shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Procedures."

OPTION TO EXTEND INTEREST PAYMENT DATE

     If set forth in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive interest periods (each an "Extension Period"). No Extension Period may end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue.

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debt) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any other guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantees, (d) purchases or acquisitions of shares of the Corporation's Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Trust Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Trust Preferred Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

TAX EVENT PREPAYMENT

     If a Tax Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, terminate either Trust or both and distribute the Junior Subordinated Debt Securities of such Trust(s) to the holders of the Trust Securities at any time within 90 days of the occurrence of such Tax Event and, if such Tax Event continues notwithstanding the taking of such actions, to prepay the Junior Subordinated Debt Securities in whole (but not in part) at a prepayment price (the "Tax Event Prepayment Price") equal to 100% of the principal amount of such Junior Subordinated Debt Securities plus accrued interest thereon to the date of prepayment. See "Description of Trust Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     Notice of any Tax Event prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities at its registered address. Unless the Corporation defaults in payment of the Tax Event Prepayment Price, on and after the prepayment date interest will cease to accrue on the Junior Subordinated Debt Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debt) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under other guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantees, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time
(i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Trust Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Junior Subordinated Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Junior Subordinated Indenture for the purpose of creating any Other Debt.

EVENTS OF DEFAULT, WAIVER

     The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

          (v) the voluntary or involuntary dissolution, winding-up or termination of the related Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the relevant Declaration.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Trust Preferred Securities shall have such right unless a higher percentage would have been required by holders of Junior Subordinated Debt Securities, in which case such higher percentage applies. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

ENFORCEABILITY OF RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Trust Preferred Securities may institute a Direct Action. The Corporation may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Trust Preferred Securities. Notwithstanding any payments made to a holder of Trust Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Trust Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the relevant Declaration. See "Description of Trust Preferred Securities -- Events of Default; Notice."

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     The Junior Subordinated Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the

Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Junior Subordinated Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the related Declaration and the related Guarantee and does not give rise to any breach or violation of the related Declaration or the related Guarantee; and
(iv) certain other conditions as prescribed in the Junior Subordinated Indenture are met.

     The general provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     In the Junior Subordinated Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Junior Subordinated Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event that the Corporation shall default in the payment of any principal, premium, if any, or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

     "Debt" means (i) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Junior Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or the Other Debt; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Junior Subordinated Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) any other debt securities issued pursuant to the Junior Subordinated Indenture.

     The Junior Subordinated Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Debenture Trustee will be Bankers Trust Company. The Corporation and the Bank maintain deposit accounts and conduct banking transactions with Bankers Trust Company in the ordinary course of their business.

                          DESCRIPTION OF DEBT WARRANTS

     The following description of the terms of the Debt Warrants sets forth certain general terms and provisions of the Debt Warrants to which any Prospectus Supplement may relate. The particular terms of the Debt Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Debt Warrants so offered will be described in the Prospectus Supplement relating to such Debt Warrants.

     The Debt Warrants are to be issued under one or more Debt Warrant Agreements to be entered into between the Corporation and a bank or trust company, as Debt Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants. Debt Warrants may be issued independently or together with other securities offered by any Prospectus Supplement and may be attached to or separate from such other securities. Copies of the form of Debt Warrant Agreement, including the form of Debt Warrant Certificate representing the Debt Warrant, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the form of Debt Warrant Agreement and Debt Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     If Debt Warrants are offered, the applicable Prospectus Supplement will describe the terms of the Debt Warrants to be offered, including, where applicable, the following: (1) the offering price; (2) the currency in which Debt Warrants may be purchased; (3) the designation, aggregate principal amount, currency and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (4) the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (5) the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (6) the principal amount of Debt Securities purchasable upon exercise of such Debt Warrants and the price at and currency in which such principal amount of Debt Securities may be purchased upon such exercise; (7) the date on which the right to exercise Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (8) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; (9) information with respect to book-entry procedures, if any; and (10) any other terms of the Debt Warrants (which shall not be inconsistent with the provisions of the Debt Warrant Agreements).

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

     Prospective purchasers of Debt Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants. The Prospectus Supplement relating to any issue of Debt Warrants will describe such considerations.

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to such Debt Warrants. Debt Warrants may be exercised at any time prior to 5:00 p.m. New York time on the Expiration Date set forth in the Prospectus Supplement relating thereto. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Debt Warrants will become void.

     Debt Warrants may be exercised by delivery to the Debt Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Debt Warrant Certificate. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within three business days, of the Debt Warrant Certificate evidencing such Debt Warrants. Upon receipt of such payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver pursuant to the Indenture the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.

MODIFICATIONS

     The Debt Warrant Agreement and the terms of the Debt Warrants may be amended by the Corporation and the Debt Warrant Agent, without the consent of the holder thereof, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein, or in any other manner which the Corporation and the Debt Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the holders.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Debt Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Debt Warrants. The Debt Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Debt Warrant Agreement or Debt Warrant Certificate. Each holder may, without the consent of the Debt Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise his Debt Warrants.

                        DESCRIPTION OF CURRENCY WARRANTS

     The following description of the terms of the Currency Warrants sets forth certain general terms and provisions of the Currency Warrants to which any Prospectus Supplement may relate. The particular terms of the Currency Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Currency Warrants so offered will be described in the Prospectus Supplement relating to such Currency Warrants.

     The Currency Warrants are to be issued under one or more Currency Warrant Agreements to be entered into between the Corporation and a bank or trust company, as Currency Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Currency Warrants. Currency Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Copies of the form of Currency Warrant Agreement, including the form of Currency Warrant Certificates representing the Currency Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the form of Currency Warrant Agreement and Currency Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Currency Warrant Agreement and the Currency Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Corporation may issue Currency Warrants either in the form of Currency Put Warrants entitling the holders thereof to receive from the Corporation the Currency Warrant Cash Settlement Value (as defined below) in U.S. dollars of the right to sell a specified amount of a specified foreign currency or composite currency (the "Designated Currency") for a specified amount of U.S. dollars, or Currency Call Warrants entitling the holder thereof to receive from the Corporation the Currency Warrant Cash Settlement Value in U.S. dollars of the right to purchase a specified amount of Designated Currency for a specified amount of U.S. dollars. Unless otherwise indicated in the Prospectus Supplement, a Currency Warrant will be settled only in cash, in U.S. dollars and, accordingly, will not require or entitle an Owner thereof to sell, deliver, purchase or take delivery of any currency or currency unit, including any foreign or composite currency.

     Unless otherwise provided in the applicable Prospectus Supplement, the Currency Warrant Cash Settlement Value of an exercised Currency Warrant will be an amount stated in U.S. dollars which, in the case of a Currency Put Warrant, is the greater of (i) zero and (ii) the amount computed by subtracting from a nominal amount of U.S. dollars specified in the Prospectus Supplement (the "U.S. Dollar Constant") an amount equal to the U.S. Dollar Constant times a fraction, the numerator of which is the strike price set forth in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate on the exercise date and, in the case of a Currency Call Warrant, will be the greater of (i) zero and (ii) the amount computed by subtracting the U.S. Dollar Constant from an amount equal to the U.S. Dollar Constant times a fraction, the numerator of which is the strike price set forth in the applicable Prospectus Supplement and the denominator of which is the spot exchange rate on the exercise date. If the Currency Warrants are to be offered either in the form of Currency Put Warrants or Currency Call Warrants, an Owner will receive a cash payment upon exercise only if the Currency Warrants have a Currency Warrant Cash Settlement Value in excess of zero at that time.

     If Currency Warrants are offered, the applicable Prospectus Supplement will describe the terms of the Currency Warrants offered thereby, including, where applicable, the following: (1) whether such Currency Warrants will be Currency Put Warrants, Currency Call Warrants, or both; (2) the aggregate amount of such Currency Warrants; (3) the offering price; (4) the Designated Currency, which may be a foreign currency or a composite currency (including ECUs), and information regarding such currency or composite currency; (5) the date on which the right to exercise such Currency Warrants shall commence and the date such right shall expire (the "Currency Warrant Expiration Date"); (6) the procedures and conditions relating to exercise; (7) the circumstances, if any, which will cause the Currency Warrants to be deemed to be automatically exercised; (8) the minimum number of Currency Warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise; (9) the method of determining the Currency Warrant Cash Settlement Value, including the strike price or range of strike prices and the U.S. Dollar Constant; (10) the national securities exchange on which the Currency Warrants will be listed; (11) whether the Currency Warrants will be issued in certificated or book-entry form; (12) the place or places at which payment of the Currency Warrant Cash Settlement Value is to be made by the Corporation; (13) information with respect to book-entry procedures, if any; (14) the plan of distribution of such Currency Warrants; (15) the identity of the Currency Warrant Agent; and (16) any other terms of such Currency Warrants (which shall not be inconsistent with the provisions of the Currency Warrant Agreement).

     Prospective purchasers of Currency Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Currency Warrants. The Prospectus Supplement relating to any issue of Currency Warrants will describe such considerations.

EXERCISE OF CURRENCY WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Currency Warrant will entitle the holder thereof to the Currency Warrant Cash Settlement Value of such Currency Warrant on the applicable Exercise Date, in each case as such terms will be defined in the applicable Prospectus Supplement. If not exercised prior to 5 p.m., New York City time, on the fifth New York Business Day preceding the Currency Warrant Expiration Date, "in-the-money" Currency Warrants (i.e., those for which the Currency Warrant Cash Settlement Value exceeds zero) will be deemed automatically exercised as of the Currency Warrant Expiration Date. Currency Warrants will also be deemed automatically exercised if they are delisted even if such Warrants are "out-of-the-money" at such time in which case no payment will be required to be made to or by the beneficial Owner thereof. Procedures for exercise of the Currency Warrants will be set out in the applicable Prospectus Supplement.

LISTING

     Unless otherwise provided in the Prospectus Supplement, each issue of Currency Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Currency Warrants. In this regard, it should be noted that if the Corporation issues Currency Warrants in a foreign currency that does not currently underlie a standardized option traded on a national securities exchange, before such Currency Warrants could be traded on a national securities exchange, such exchange would have to receive approval of the Commission. There can be no assurance that such approval will be granted. In the event that the Currency Warrants are delisted from, or permanently suspended from trading on such exchange, and, at or prior to such delisting or suspension, the Currency Warrants shall not have been listed on another national securities exchange, Currency Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent suspension becomes effective. The Corporation will notify holders of Currency Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Currency Warrant Agreement will contain a covenant of the Corporation not to seek delisting of the Currency Warrants, or suspension of their trading, on such exchange unless the Currency Warrants have been, at the time, approved for listing on another national securities exchange.

MODIFICATIONS

     The Currency Warrant Agreement and the terms of the Currency Warrants may be amended by the Corporation and the Currency Warrant Agent, without the consent of the holders or the registered holder thereof, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Corporation may deem necessary or desirable and which will not materially and adversely affect the interests of the holders.

     The Corporation and the Currency Warrant Agent also may modify or amend the Currency Warrant Agreement and the terms of the Currency Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Currency Warrants affected, provided that no such modification or amendment that increases the Strike Price in the case of a Currency Call Warrant, decreases the Strike Price in the case of a Currency Put Warrant, shortens the period of time during which the Currency Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the Currency Warrants or reduces the number of outstanding Currency Warrants the consent of whose holders is required for modification or amendment of the Currency Warrant Agreement or the terms of the Currency Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Currency Warrant Agreement or the Currency Warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Currency Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Currency Warrants. The Currency Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Currency Warrant Agreement or Currency Warrant Certificate. Each holders may, without the consent of the Currency Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise, and to receive payment for, his Currency Warrants.

RISK FACTORS RELATING TO CURRENCY WARRANTS

     The Currency Warrants involve a high degree of risk, including foreign exchange risks, see "Currency Risks", and the risk of expiring worthless. Purchasers should be prepared to sustain a loss of some or all of the purchase price of their Currency Warrants. Prospective purchasers of Currency Warrants should be experienced with respect to foreign exchange transactions, options and option transactions and should reach an investment decision only after careful consideration with their advisors of the suitability of Currency Warrants in light of their particular financial circumstances, the information set forth herein and the risk factors and information regarding the Currency Warrants and the Designated Currency set forth herein and in the Prospectus Supplement relating to such Currency Warrants.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

     The following description of the terms of the Stock-Index Warrants sets forth certain general terms and provisions of the Stock-Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Stock-Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Stock-Index Warrants so offered will be described in the Prospectus Supplement relating to such Stock-Index Warrants.

     The Stock-Index Warrants are to be issued under one or more Stock-Index Warrant Agreements to be entered into between the Corporation and a bank or trust company, as Stock-Index Warrant Agent, all as will be set forth in the Prospectus Supplement relating to the particular issue of Stock-Index Warrants. Stock-Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Copies of the form of Stock-Index Warrant Agreement, including the form of Stock-Index Warrant Certificates representing the Stock-Index Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the form of Stock-Index Warrant Agreement and Stock-Index Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Corporation may issue Stock-Index Warrants either in the form of Stock-Index Put Warrants, entitling the owners thereof to receive from the Corporation the Stock-Index Cash Settlement Value (as described in the applicable Prospectus Supplement) in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Stock-Index Exercise Price exceeds the closing value of the Index on the Valuation Date (the "Index Value") at the time of exercise, or in the form of Stock-Index Call Warrants, entitling the holders thereof to receive from the Corporation the Stock-Index Cash Settlement Value in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Stock-Index Exercise Price.

     The Prospectus Supplement for an issue of Stock-Index Warrants will set forth the formula pursuant to which the Stock-Index Cash Settlement Value will be determined. In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event (as defined therein), the Stock-Index Cash Settlement Value may be determined on a different basis than under normal exercise of a Stock-Index Warrant.

     Unless otherwise indicated in the Prospectus Supplement, a Stock-Index Warrant will be settled only in cash and will not require or entitle a holder thereof to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The holders will not be entitled to any of the rights of the holders of any underlying stock.

     If Stock-Index Warrants are offered, the Prospectus Supplement will describe the terms of Stock-Index Warrants offered thereby, including the following: (1) whether such Stock-Index Warrants are Stock-Index Put Warrants, Stock-Index Call Warrants or both; (2) the aggregate amount of such Stock-Index Warrants; (3) the offering price; (4) the Stock Index for such Stock-Index Warrants, which may be based on one or more U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by the Corporation solely in connection with the issuance of such Stock-Index Warrants, and certain information regarding such Stock Index and the underlying stock or stocks; (5) the date on which the right to exercise such Stock-Index Warrants commences and the date on which such right expires (the "Stock-Index Warrant Expiration Date"); (6) the procedures and conditions relating to exercise; (7) the circumstances which will cause the Stock-Index Warrants to be deemed to be automatically exercised, if any; (8) the minimum number, if any, of Stock-Index Warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise; (9) the maximum number, if any, of such Stock-Index Warrants that may, subject to the Corporation's election, be exercised by all Owners (or by any person or entity) on any day; (10) the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of such Stock-Index Warrants if the Stock Index changes or ceases to be made available by its publisher, which determination will be made by an independent expert; (11) the national securities exchange on which the Stock-Index Warrants will be listed, if any; (12) whether the Stock-Index Warrants will be issued in certificated or book-entry form; (13) the place or places at which payment of the Stock-Index Warrant Cash Settlement Value is to be made by the Corporation; (14) information with respect to book-entry procedures, if any; (15) the plan of distribution of such Stock-Index Warrants; (16) the identity of the Stock-Index Warrant Agent; (17) any provisions permitting an Owner of a Stock-Index Warrant to condition a Stock-Index Exercise Notice on the absence of certain specified changes in the Index Value after the Stock-Index Warrant Exercise Date; and (18) any other terms of such Stock-Index Warrants (which shall not be inconsistent with the provisions of the Stock-Index Warrant Agreement).

     Prospective purchasers of Stock-Index Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Stock-Index Warrants. The Prospectus Supplement relating to any issue of Stock-Index Warrants will describe such considerations.

EXERCISE OF STOCK-INDEX WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Stock-Index Warrant will entitle the holder thereof to the Stock-Index Cash Settlement Value of such Stock-Index Warrant on the applicable Valuation Date, in each case as such terms will further be defined in the Prospectus Supplement relating thereto. Unless otherwise provided in the Prospectus Supplement, if not exercised prior to 5:00 p.m., New York City time, on the Stock-Index Warrant Expiration Date, Stock-Index Warrants will be deemed automatically exercised as of the Stock-Index Warrant Expiration Date even if they are then "out-of-the-money" at such time, in which case no payment will be required to be made to or by the holder thereof. Procedures for exercise of the Stock-Index Warrants will be set out in the applicable Prospectus Supplement.

LISTING

     Unless otherwise provided in the Prospectus Supplement, each issue of Stock-Index Warrants will be listed on a national securities exchange, as specified in the Prospectus Supplement, subject only to official notice of issuance, as a condition to the sale of any such Stock-Index Warrants. In the event that the Stock-Index Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, the Stock-Index Warrants shall not have been listed on another national securities exchange, Stock-Index Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent trading suspension becomes effective. The Stock-Index Cash Settlement Value to be paid in such event will be as set forth in the applicable Prospectus Supplement. The Corporation will notify holders of Stock-Index Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Stock-Index Warrant Agreement will contain a covenant of the Corporation not to seek delisting of the Stock-Index Warrants from, or permanent suspension of their trading on, such exchange, unless such Stock-Index Warrants have been, at the time, approved for listing on another national securities exchange.

MODIFICATIONS

     The Stock-Index Warrant Agreement and the terms of the Stock-Index Warrants may be amended by the Corporation and the Stock-Index Warrant Agent, without the consent of the holders or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Corporation may deem necessary or desirable and which will not materially and adversely affect the interests of the holders.

     The Corporation and the Stock-Index Warrant Agent also may modify or amend the Stock-Index Warrant Agreement and the terms of the Stock-Index Warrant, with the consent of the beneficial holders of not less than a majority in number of the then outstanding unexercised Stock-Index Warrants affected, provided that no such modification or amendment that increases the Exercise Price in the case of a Stock-Index Call Warrant, decreases the Exercise Price in the case of a Stock-Index Put Warrant, shortens the period of time during which the Stock-Index Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the Stock-Index Warrants or reduces the number of outstanding Stock-Index Warrants the consent of whose holders is required for modification or amendment of the Stock-Index Warrant Agreement or the terms of the Stock-Index Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Stock-Index Warrant Agreement or the Stock-Index Warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Stock-Index Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Stock-Index Warrants. The Stock-Index Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Stock-Index Warrant Agreement or Stock-Index Warrant Certificate. Each holder may, without the consent of the Stock-Index Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise, and to receive payment for, his Stock-Index Warrants.

RISK FACTORS RELATING TO THE STOCK-INDEX WARRANTS

     The Stock-Index Warrants may entail risks primarily related to fluctuations in the applicable Stock Index and possible illiquidity in the secondary market. These risks will vary depending on the particular terms of the Stock-Index Warrants and will be more fully described in the applicable Prospectus Supplement.

                         DESCRIPTION OF OTHER WARRANTS

     The Other Warrants may be issued, if permitted under applicable law, to buy or sell debt securities of or guaranteed by the United States, to buy or sell a commodity or a unit of a commodity index or to buy or sell some other item or unit of an index other than indexes covered by Stock-Index Warrants (collectively, "Exercise Items"). Holders of Other Warrants will be entitled to receive from the Corporation the cash settlement value in U.S. dollars of the right to buy or sell the Exercise Items (the "Other Warrant Cash Settlement Value"). A holder of Other Warrants will receive a cash payment upon exercise only if the Other Warrants have an Other Warrant Cash Settlement Value in excess of zero at that time.

     The Other Warrants are to be issued under one or more Other Warrant Agreements to be entered into between the Corporation and a bank or trust company, as Other Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Other Warrants. Other Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Copies of the form of Other Warrant Agreement, including the forms of Warrant Certificates representing the Other Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the form of Other Warrant Agreement and Other Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Other Warrant Agreement and the Other Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     Unless otherwise indicated in the Prospectus Supplement, an Other Warrant will be settled only in cash, in U.S. dollars, and accordingly, will not require or entitle an owner thereof to sell, deliver, purchase or take delivery of any Exercise Items.

     If Other Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Other Warrants, including, where applicable, the following: (1) the title and aggregate number of such Other Warrants; (2) the offering price; (3) the material risk factors relating to such Other Warrants;
(4) the Exercise Items that such Other Warrants represent the right to buy or sell; (5) the procedures and conditions relating to exercise; (6) the date on which the right to exercise the Other Warrants shall commence and the date such right shall expire (the "Other Warrant Expiration Date"); (7) the method of determining the Other Warrant Cash Settlement Value; (8) whether such Other Warrants will be issued in certificated or book-entry form; (9) whether such Other Warrants will be listed on a national securities exchange; (10) information with respect to book-entry procedures, if any; (11) the identity of the Other Warrant Agent; and (12) any other terms of such Other Warrants (which shall not be inconsistent with the provisions of the Other Warrant Agreement).

     Prospective purchasers of Other Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Other Warrants. The Prospectus Supplement relating to any issue of Other Warrants will describe such considerations.

EXERCISE OF OTHER WARRANTS

     Except as may otherwise be provided in the Prospectus Supplement relating thereto, each Other Warrant will entitle the holder thereof to the Other Warrant Cash Settlement Value of such Other Warrant on the applicable Valuation Date, in each case as such terms will further be defined in the Prospectus Supplement relating thereto. Unless otherwise provided in the Prospectus Supplement, if not exercised prior to 5:00 p.m., New York City time, on the Other Warrant Expiration Date, Other Warrants will be deemed automatically exercised as of the Other Warrant Expiration Date even if they are then "out-of-the-money" at such time, in which case no payment will be required to be made to or by the holder thereof.

LISTING

     Unless otherwise provided in the relevant Prospectus Supplement, each issue of Other Warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a condition of sale of any such Other Warrants. In this regard, it should be noted that if the Corporation issues Other Warrants on an Exercise Item that does not currently underlie a standardized option traded on a national securities exchange, before such Other Warrants could be traded on a national securities exchange, such exchange would have to receive approval of the Commission. There can be no assurance that such approval will be granted. In the event that the Other Warrants are delisted from, or permanently suspended from trading on, such exchange, and, at or prior to such delisting or suspension, the Other Warrants shall not have been listed on another national securities exchange, Other Warrants not previously exercised will be deemed automatically exercised on the date such delisting or permanent suspension becomes effective. The Corporation will notify holders of Other Warrants as soon as practicable of such delisting or permanent trading suspension. The applicable Other Warrant Agreement will contain a covenant of the Corporation not to seek delisting of the Other Warrants, if listed, or suspension of their trading, on such exchange unless the Other Warrants have been, at the time, approved for listing on another national securities exchange.

MODIFICATIONS

     The Other Warrant Agreement and the terms of the Other Warrants may be amended by the Corporation and the Other Warrant Agent, without the consent of the holders or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Corporation may deem necessary or desirable and which will not materially and adversely affect the interests of the holders.

     The Corporation and the Other Warrant Agent also may modify or amend the Other Warrant Agreement and the terms of the Other Warrants, with the consent of the beneficial holders of not less than a majority in number of the then outstanding unexercised Other Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Other Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the Other Warrants or reduces the number of outstanding Other Warrants the consent of whose holders is required for modification or amendment of the Other Warrant Agreement or the terms of the Other Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Other Warrant Agreement or the Other Warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Other Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Other Warrants. The Other Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Other Warrant Agreement or Other Warrant Certificate. Each holder may, without the consent of the Other Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise, and to receive payment for, their Other Warrants.

RISK FACTORS

     The Other Warrants may entail significant risks, including, without limitation, the possibility of significant fluctuation in the market for the applicable Exercise Item, the potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the Other Warrants and will be more fully described in the applicable Prospectus Supplement.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the shares of Preferred Stock that may be offered by the Corporation sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock and the terms of any related option, put or right of the Corporation to require the holder of any other Offered Security to also acquire shares of Preferred Stock, will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles Supplementary relating to the applicable series of Preferred Stock, which Articles will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Corporation's Articles of Incorporation and the Maryland General Corporation Law, the Board of Directors of the Corporation has the authority without further stockholder action, to issue from time to time up to a maximum of 19,999,000 shares of preferred stock without par value, in one or more series and for such consideration as may be fixed from time to time by the Board of Directors of the Corporation and to fix before the issuance of any shares of preferred stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, and any other relative rights, preferences and limitations pertaining to such series. As of the date of this Prospectus, the Corporation has 12,497,250 shares available for issuance as Preferred Stock.

     Under interpretations adopted by the Federal Reserve Board, if the holders of Preferred Stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Corporation) may then be subject to regulation as a bank holding company. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

     The Preferred Stock offered hereby shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable Prospectus Supplement. If Preferred Stock is offered, the applicable Prospectus Supplement will describe the terms of such Preferred Stock, including, where applicable, the following: (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (2) the offering price; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) voting rights, if any; (7) the material risk factors relating to such Preferred Stock; (8) whether such Preferred Stock will be issued in certificated or book-entry form; (9) whether such Preferred Stock will be listed on a national securities exchange; (10) information with respect to book-entry procedures, if any; and (11) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

     The Preferred Stock will, when issued against payment therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the outstanding shares of preferred stock of the Corporation. Holders of Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, American Stock Transfer & Trust Company (or its successors) will be the transfer agent and registrar for the Preferred Stock.

     Because the Corporation is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Corporation upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Corporation may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

     The shares of Preferred Stock will not be savings or deposit accounts or other obligations of a bank and will not be insured by the FDIC.

DIVIDENDS

     The holders of the Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates as will be fixed by the Board of Directors of the Corporation. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Corporation, in each case as specified in the applicable Prospectus Supplement.

     Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors of the Corporation fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Corporation will have no obligation to pay the dividend accumulated for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

     The Corporation shall not declare or pay or set apart for payment any dividends on any series of its preferred stock ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless
(i) if such series of Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred stock of the Corporation, or (ii) if such series of Preferred Stock is Noncumulative Preferred Stock, full dividends for the then current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon Preferred Stock of any series and any other shares of preferred stock of the Corporation ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other preferred stock of the Corporation ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred

Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other preferred stock bear to each other.

     Except as set forth in the preceding sentence, unless full dividends on the outstanding Cumulative Preferred Stock of any series have been declared and paid or set apart for payment for all past dividend periods and full dividends for the then current dividend period on the outstanding Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the Corporation or other shares of the Corporation ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made, on the Common Stock of the Corporation or on any other shares of the Corporation ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation.

     Unless full dividends on the Cumulative Preferred Stock of any series have been declared and paid or set apart for payment for all past dividend periods and full dividends for the then current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Corporation ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation except by conversion into or exchange for shares of the Corporation ranking junior to such Preferred Stock as to dividends and upon liquidation.

REDEMPTION

     Preferred Stock may be redeemable, in whole or in part, at the option of the Corporation, out of funds legally available therefor, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Corporation. Preferred Stock redeemed by the Corporation will be restored to the status of authorized but unissued shares of preferred stock.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Corporation in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Corporation, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Corporation pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors of the Corporation.

     Notwithstanding the foregoing, if any dividends, including any accumulation, on Cumulative Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series is simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

     Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, at the address of such holder as the same shall appear on the stock books of the Corporation. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vi) the date upon which the holder's conversion or exchange rights, if any, as to such shares, shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder.

     If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of holders of any shares of Preferred Stock so called for redemption, from and after the redemption date for such shares, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender, in accordance with such notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Corporation. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION OR EXCHANGE RIGHTS

     The Prospectus Supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities. To the extent regulatory approval may be required for shares of Preferred Stock to be convertible or exchangeable for Debt Securities, the Corporation will seek to obtain such approval.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus accumulated and unpaid dividends (which shall not, in the case of Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to Preferred Stock of any series and any other shares of the Corporation ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Corporation.

VOTING RIGHTS

     Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

     Whenever dividends on any shares of Cumulative Preferred Stock shall be in arrears for six consecutive quarterly periods, the holders of such shares of Cumulative Preferred Stock (voting separately as a class with all other series of cumulative preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Corporation at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such shares of Cumulative Preferred Stock shall have been fully paid or set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two directors.

     So long as any shares of Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the votes of the shares of Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (voting separately as one class): (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, (ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Preferred Stock as to dividends and upon liquidation, dissolution or winding up ("Parity Stock") unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series provide that if in any case the stated dividends or amounts payable upon liquidation, dissolution or winding up are not paid in full on the Preferred Stock and all outstanding shares of Parity Stock, the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, dissolution or winding up ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or (iii) amend, alter or repeal the provisions of the Articles of Incorporation, including the Articles Supplementary relating to the Preferred Stock, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such shares of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or any outstanding series of preferred stock or any other capital stock of the Corporation, or the creation and issuance of other series of preferred stock including the Preferred Stock offered hereby or of any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     So long as any shares of Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least a majority of the votes of all shares of Parity Stock outstanding and entitled to vote at the time, (a) directly or indirectly sell, transfer or otherwise dispose of, or permit the Bank or any other subsidiary of the Corporation to issue, sell, transfer or otherwise dispose of, any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to, any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to, any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except as required to comply with applicable law. The term "Qualified Successor Company" means a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any State thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of Preferred Stock, in exchange for the Preferred Stock, shares of preferred stock having at least the same relative rights and preferences as the shares of Preferred Stock (the "Exchanged Stock"), (iii) immediately after such transaction has no outstanding or authorized class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to the other assets and liabilities acquired in such transaction). "Controlled Subsidiary" means any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights described in this paragraph, the holders of all series of Parity Stock which are granted such voting rights will vote as a class.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

OUTSTANDING PREFERRED STOCK

     As of the date of this Prospectus, there were outstanding 625 shares of Series A and 625 shares of Series B Dutch Auction Rate Transferable Securities Preferred Stock ("DARTS"), 6,000,000 Depositary Shares each representing a one-fourth interest in a share of Adjustable Rate Cumulative Preferred Stock, Series D (the "Depositary Shares"), 3,000,000 shares of $1.8125 Cumulative Preferred Stock (the "$1.8125 Preferred Stock") and 3,000,000 shares of $2.8575 Cumulative Preferred Stock (the $2.8575 Preferred Stock"). The DARTS, the Depositary Shares, the $1.8125 Preferred Stock and the $2.8575 Cumulative Preferred Stock are collectively referred to as the "Outstanding Preferred Stock".

     The statements made under this caption include summaries of certain provisions contained in the Corporation's Articles of Incorporation and By-Laws and of various Articles Supplementary pursuant to which the Outstanding Preferred Stock has been issued. These statements do not purport to be complete and are qualified in their entirety by reference to such Articles of Incorporation and By-Laws and such Articles Supplementary.

     General. The Outstanding Preferred Stock has preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation. Holders of the Outstanding Preferred Stock do not have any preemptive rights.

     Dividends. Dividends on the Outstanding Preferred Stock are cumulative. Dividends on the DARTS and Depositary Shares are at floating rates periodically determined on the basis of various formulae or auction procedures. Dividends on the $1.8125 Preferred Stock are payable quarterly at an annual rate of $1.8125 per share. Dividends on the $2.8575 Preferred Stock are payable quarterly at an annual rate of $2.8575 per share.

     Voting Rights. Whenever dividends on the Outstanding Preferred Stock are not paid in full (for six consecutive quarterly periods, in the case of the $2.8575 Preferred Stock, $1.8125 Preferred Stock, the Depositary Shares and the DARTS), the holders of any such Outstanding Preferred Stock shall be entitled to vote for the election of two directors until all past due dividends have been paid or provided for. The holders of the Depositary Shares and the $1.8125 Preferred Stock are entitled to one-half vote per share and the holders of the $2.8575 Preferred Stock are entitled to one vote on all matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). The holders of the

DARTS are entitled to 2,000 votes per share on all matters on which they are entitled to vote (representing one vote per $50 of liquidation preference). Holders of the Outstanding Preferred Stock also have voting rights (a) in the case of the Corporation's authorization, creation or issuance, or any increase in authorized or issued amounts, of any class or series of stock ranking either prior to such Outstanding Preferred Stock or, in certain cases, on a parity therewith or (b) in connection with the amendment, authorization or repeal of provisions of the Corporation's Articles of Incorporation (including Articles Supplementary relating to such Outstanding Preferred Stock) that would materially and adversely affect any right, preference, privilege or voting power of such shares of Outstanding Preferred Stock or the holders thereof. The affirmative vote of holders of the Outstanding Preferred Stock may also be required in connection with (i) the sale, transfer or disposition of certain assets of the Corporation, (ii) the merger or consolidation or sale of substantially all of the assets of the Corporation or (iii) the merger, consolidation or sale of substantially all of the assets of the Bank, unless in the case of either (ii) or (iii) the Corporation or the Bank, as the case may be, is the surviving entity or the surviving entity is a bank or bank holding company meeting certain requirements.

     Liquidation Rights. In the event of liquidation, dissolution or winding up of the Corporation, the holders of the outstanding $1.8125 Preferred Stock and the holders of the outstanding Depositary Shares are entitled to receive a distribution of $25.00 per share, the holders of the outstanding $2.8575 Preferred Stock are entitled to receive a distribution of $50 per share and the holders of the outstanding DARTS are entitled to receive a distribution of $100,000 per share, plus, in each case, accumulated dividends, if any.

     Redemption. The Corporation has the option to redeem the Outstanding Preferred Stock, in each case, as a whole or in part, on specified dates and at specified redemption prices.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Corporation may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction of a share of Preferred Stock. Shares of Preferred Stock of each class or series represented by Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") among the Corporation, American Stock Transfer & Trust Company (or its successor, the "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each holder of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion, redemption and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement at the time such receipts are issued. Immediately following the issuance and delivery of the Preferred Stock by the Corporation to the Preferred Stock Depositary, the Corporation will cause the Preferred Stock Depositary to issue, on behalf of the Corporation, the Depositary Receipts to the Underwriters. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Corporation upon request, and the following summary of the form thereof filed as an exhibit to the Registration Statement of which this Prospectus is a part is qualified in its entirety by reference thereto.

GENERAL

     The Depositary Shares shall have the dividend, liquidation, redemption, voting and conversion or exchange rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Depositary Shares offered thereby for specific terms, including (1) the designation stated value and liquidation preference of such Depositary Shares and the number of shares offered; (2) the offering price; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates form which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion or exchange provisions; (6) the material risk factors relating to such Depositary Shares; (7) whether such Depositary Shares will be issued in certificated or book-entry form; (8) whether such Depositary Shares will be listed on a national securities exchange; (9) information with respect to book-entry procedures, if any; and (10) any other terms of such Depositary Shares.

     As of the date of this Prospectus, the Corporation has outstanding 6,000,000 Depositary Shares each representing a one-fourth interest in a share of the Corporation's Adjustable Rate Cumulative Preferred Stock, Series D.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Corporation, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF STOCK

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to delivery, at such office to or upon his order, of the number of whole shares of the Preferred Stock and any money or other property represented by such Depositary Shares. Holders of Depositary Receipts will be entitled to receive whole shares of the Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the relevant Prospectus Supplement, but holders of such whole shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Corporation redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Corporation shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Corporation.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts relating to Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Receipts. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Corporation will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts representing shares of Preferred Stock. The Preferred Stock Depositary's liability with respect to voting underlying shares of Preferred Stock is limited.

EXCHANGE OF PREFERRED STOCK

     Whenever the Corporation exchanges all of the shares of Preferred Stock held by the Preferred Stock Depositary for Debt Securities or Common Stock, the Preferred Stock Depositary will exchange as of the same exchange date all Depositary Shares representing all of the shares of the Preferred Stock so exchanged for Debt Securities or Common Stock, provided the Corporation shall have issued and deposited with the Preferred Stock Depositary, Debt Securities or Common Stock for all of the shares of the Preferred Stock to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share, plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends which on the exchange date have accumulated on the shares of Preferred Stock to be so exchanged and have not theretofore been paid.

CONVERSION OF PREFERRED STOCK

     The Depositary Shares, as such, are not convertible or exchangeable into Common Stock or any other securities or property of the Corporation. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depository Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Corporation to cause conversion or exchange of the Preferred Stock represented by the Depositary Shares evidenced by such receipts into whole shares of Common Stock, other shares of Preferred Stock or Debt Securities of the Corporation, and the Corporation has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion or exchange thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversions or exchange. If the Depositary Shares represented by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged. See "Description of Preferred Stock Conversion or Exchange Rights."

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Corporation and the Preferred

Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the holders of at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting, redemption or conversion rights, two-thirds) of the Depositary Shares then outstanding.

     The Deposit Agreement may be terminated by the Corporation upon not less than 60 days' notice whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock represented by such receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution has been distributed to the holders of Depositary Receipts or (iii) each share of Preferred Stock shall have been converted or exchanged.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Corporation will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. The Corporation will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Corporation notice of its election to do so, and the Corporation may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary, which successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to holders of Depositary Shares any reports and communications from the Corporation which are received by the Preferred Stock Depositary with respect to the underlying Preferred Stock.

     Neither the Preferred Stock Depositary nor the Corporation will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Corporation and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without negligence or willful misconduct, and the Corporation and the Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any shares of Preferred Stock unless satisfactory indemnity is furnished. The Corporation and the Preferred Stock Depositary may rely on advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be authorized or competent and on documents believed to be genuine.

     In the event the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Corporation, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Corporation.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

     The Corporation may issue Preferred Stock Warrants for the purchase of Preferred Stock. Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants will be issued under one or more warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as Preferred Stock Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Preferred Stock Warrants. The Preferred Stock Warrant Agent will act solely as an agent of the Corporation in connection with the Preferred Stock Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Preferred Stock Warrant Certificates or beneficial owners of Preferred Stock Warrants. Copies of the form of Preferred Stock Warrant Agreement, including the form of Preferred Stock Warrant Certificates representing the Preferred Stock Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the form of Preferred Stock Warrant Agreement and Preferred Stock Warrant Certificate do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates.

GENERAL

     If Preferred Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Preferred Stock Warrants, including the following, where applicable: (1) the offering price; (2) the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and minimum number of Preferred Stock Warrants that are exercisable; (3) the designation and terms of the series of Preferred Stock with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Preferred Stock; (4) the date on and after which such Preferred Stock Warrants and the related series of Preferred Stock will be transferable separately; (5) the number and stated values of the series of Preferred Stock purchasable upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise;
(6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date"); (7) whether the Preferred Stock Warrants represented by the Preferred Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and
(9) any other terms of such Preferred Stock Warrants for the purchase of shares of Preferred Stock which shall not be inconsistent with the provisions of the Preferred Stock Warrant Agreements.

     Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a Holder thereof shall have no rights of a holder of shares of the Preferred Stock purchasable upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

     Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe such considerations.

EXERCISE OF PREFERRED STOCK WARRANTS

     Each Preferred Stock Warrant will entitle the holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the offered Preferred Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Preferred Stock Warrants will become void.

     Preferred Stock Warrants may be exercised by delivery to the Preferred Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Preferred Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Preferred Stock Warrant Certificate. Preferred Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Preferred Stock Warrant Certificate evidencing such Preferred Stock Warrants. Upon receipt of such payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the shares of Preferred Stock purchasable upon such exercise. If fewer than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

MODIFICATIONS

     The Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants may be amended by the Corporation and the Preferred Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Corporation may deem necessary or desirable and which will not materially and adversely affect the interests of the holders.

     The Corporation and the Preferred Stock Warrant Agent also may modify or amend the Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the Preferred Stock Warrants or reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required for modification or amendment of the Preferred Stock Warrant Agreement or the terms of the Preferred Stock Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Preferred Stock Warrant Agreement or the Preferred Stock Warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Preferred Stock Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Preferred Stock Warrants. The Preferred Stock Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Preferred Stock Warrant Agreement or Preferred Stock Warrant Certificate. Each holder may, without the consent of the Preferred Stock Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise his Preferred Stock Warrants.

                          DESCRIPTION OF COMMON STOCK

GENERAL

     The Corporation's Articles of Incorporation authorize the issuance of 150,000,000 shares of Common Stock. At September 30, 1997, there were outstanding 54,753,009 shares of Common Stock.

     The Common Stock shall have the dividend, voting, liquidation and preemptive rights as set forth below unless otherwise specified in the applicable Prospectus Supplement. If Common Stock is offered, the related Prospectus Supplement will describe the terms of such Common Stock, including the following, where applicable: (1) the number of shares to be offered; (2) the initial public offering price; (3) whether such Common Stock will be issued in certificated or book-entry form; (4) book-entry procedures, if any; and (5) any additional terms of the Common Stock.

     The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future. The Board of Directors may cause shares of Preferred Stock to be issued to obtain additional financing, in connection with acquisitions, to officers, directors and employees of the Corporation and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

     The Common Stock will, when issued against payment therefor, be fully paid and nonassessable. Holders of Common Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Corporation. Unless otherwise specified in the applicable Prospectus Supplement, American Stock Transfer & Trust Company (or its successors) will be the transfer agent and registrar for the Common Stock.

     Because the Corporation is a holding company, its rights and the rights of holders of its securities, including the holders of Common Stock, to participate in the distribution of assets of any subsidiary of the Corporation upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Corporation may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

     The common stock of the Corporation does not represent or constitute a deposit account and is not insured by the FDIC.

     The statements made under this caption include summaries of certain provisions contained in the Corporation's Articles of Incorporation and By-Laws and of various Articles Supplementary pursuant to which the Outstanding Preferred Stock has been issued. These statements do not purport to be complete and are qualified in their entirety by reference to such Articles of Incorporation and By-Laws and such Articles Supplementary.

COMMON STOCK

     Dividends. The Corporation may pay dividends on the Common Stock out of funds legally available therefor when, as and if declared by the Board of Directors. Currently, the principal sources of funds available for the payment of dividends are dividends received from the Bank and earnings from investments. The payment of dividends by the Bank is subject to limitations imposed by the laws and applicable regulations of the United States and the Office of the Comptroller of the Currency. These limitations are based on the level of retained earnings of the Bank.

     Voting Rights.  Except as described under "Description of Preferred
Stock -- Outstanding Preferred Stock -- Voting Rights", the holders of the Common Stock currently possess exclusive voting rights in the Corporation. The Board of Directors of the Corporation may, however, specify voting power with respect to any Preferred Stock which may be issued in the future. Each holder of Common Stock is entitled to one vote per share. There is no cumulative voting in the election of directors.

Actions requiring approval of stockholders generally require approval by a majority vote of outstanding shares.

     Liquidation Rights. In the event of liquidation, dissolution, or winding up of the Corporation, the holders of its Common Stock would be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any Preferred Stock may be entitled, all of the remaining assets of the Corporation.

     Preemptive Rights. Holders of the Common Stock are not entitled to preemptive rights with respect to any shares that may be issued.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Corporation may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under one or more warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Corporation and a bank or trust company, as Common Stock Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The Common Stock Warrant Agent will act solely as an agent of the Corporation in connection with the Common Stock Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. Copies of the form of Common Stock Warrant Agreement, including the form of Common Stock Warrant Certificates representing the Common Stock Warrants, are filed as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the form of Common Stock Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificates.

GENERAL

     If Common Stock Warrants are offered, the related Prospectus Supplement will describe the terms of such Common Stock Warrants, including the following, where applicable: (1) the offering price; (2) the aggregate number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable; (3) the number of shares of Common Stock with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such share of Common Stock; (4) the date on and after which such Common Stock Warrants and the related shares of Common Stock will be transferable separately; (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date"); (7) whether the Common Stock Warrants represented by the Common Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Common Stock Warrants for the purchase of shares of Common Stock which shall not be inconsistent with the provisions of the Common Stock Warrant Agreements.

     Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, Holders of such Common Stock Warrants will not have any rights of holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

     Prospective purchasers of Common Stock Warrants should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

EXERCISE OF COMMON STOCK WARRANTS

     Each Common Stock Warrant will entitle the holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Corporation), unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised by delivery to the Common Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within 5 business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Corporation will, as soon as practicable, issue and deliver the shares of Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

MODIFICATIONS

     The Common Stock Warrant Agreement and the terms of the Common Stock Warrants may be amended by the Corporation and the Common Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Corporation may deem necessary or desirable and which will not materially and adversely affect the interests of the holders.

     The Corporation and the Common Stock Warrant Agent also may modify or amend the Common Stock Warrant Agreement and the terms of the Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Common Stock Warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the Common Stock Warrants or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for modification or amendment of the Common Stock Warrant Agreement or the terms of the Common Stock Warrants may be made without the consent of the holders affected thereby.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Common Stock Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Corporation (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Corporation shall distribute any rights or warrants to acquire capital stock pursuant to clause (iv) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided, however, that the Corporation may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Corporation or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

     No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. In any such cases, no adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect, provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Notwithstanding any of the foregoing, the issuance of Common Stock under any employee benefit plan of the Corporation providing for the purchase of shares of Common Stock by the Corporation's stockholders or employees at a price less than the market price for such shares and the grant or exercise of any rights thereunder, shall not require an adjustment to the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Corporation, or (iii) a sale or conveyance to another corporation of the property and assets of the Corporation as an entirety or substantially as an entirety, in each case as a result of which holders of the Corporation's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Corporation, then the successor or assuming corporation shall succeed to and be substituted for the Corporation in, and the Corporation will be relieved of any further obligation under, the Common Stock Warrant Agreement or the Common Stock Warrants.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The Common Stock Warrant Agent will act solely as an agent of the Corporation in connection with the issuance and exercise of Common Stock Warrants. The Common Stock Warrant Agent shall have no duty or responsibility in case of any default by the Corporation in the performance of its obligations under the Common Stock Warrant Agreement or Common Stock Warrant Certificate. Each holder may, without the consent of the Common Stock Warrant Agent, enforce by appropriate legal action, on his own behalf, his right to exercise his Common Stock Warrants.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     The following description of the terms of the Trust Preferred Securities sets forth certain general terms of the Trust Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Trust Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Trust Preferred Securities so offered will be described in the Prospectus Supplement relating to such Trust Preferred Securities. The Trust Preferred Securities are to be issued under a Declaration, which will be qualified as an indenture under the Trust Indenture Act.

     This summary of certain provisions of the Trust Preferred Securities and the Declarations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration, including the form Trust Preferred Securities and form Trust Common Securities, is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Each Trust may issue, from time to time, only one series of Trust Preferred Securities. All Trust Preferred Securities offered hereby will be guaranteed by the Corporation as and to the extent set forth below under "Description of the Guarantees." The Trust Preferred Securities will have such terms as set forth in the applicable Declaration or made part of such Declaration by the Trust Indenture Act. The Trust Preferred Securities will have the terms set forth below unless otherwise specified in the applicable Prospectus Supplement. If Trust Preferred Securities are offered, the applicable Prospectus Supplement will describe the specific terms of the Trust Preferred Securities of the Trust, including (1) the specific designation of such Trust Preferred Securities; (2) the number of Trust Preferred Securities offered and the initial public offering price; (3) the annual distribution rate (or the method of calculation thereof) and the date or dates on which such distributions shall be payable; (4) whether distributions shall be cumulative or non-cumulative, and if cumulative the date or dates from which distributions shall cumulate; (5) federal income tax considerations applicable to the Trust Preferred Securities;(6) any redemption or sinking fund provisions; (7) any conversion or exchange provisions; (8) material risk factors relating to the Trust Preferred Securities; (9) whether such Trust Preferred Securities will be issued in book-entry form; (10) whether such Trust Preferred Securities will be listed on a national securities exchange; (11) information with respect to book-entry procedures, if any; and
(12) any other terms of such Trust Preferred Securities not inconsistent with the applicable Declaration or with applicable law.

     In connection with the issuance of Trust Preferred Securities, each Trust will issue one series of Common Securities. The terms of the Common Securities issued by a Trust will be substantially identical to the terms of the Trust Preferred Securities. The Common Securities will rank pari passu and payments thereon will be made on a pro rata basis with the Trust Preferred Securities, except that the rights of the holders of such Common Securities to payment of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Trust Preferred Securities if a Debenture Event of Default shall have occurred and be continuing. Except in certain circumstances, the holders of the Common Securities will have the sole right to vote and to appoint, remove or replace any of the Issuer Trustees of a Trust. All the Common Securities of a Trust will be owned directly or indirectly by the Corporation.

DISTRIBUTIONS

     The revenue of the Trust available for distribution to holders of the Trust Preferred Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debt Securities -- General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

     If set forth in the applicable Prospectus Supplement, so long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive Distribution periods (each, an "Extension Period"); provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, Distributions on the Trust Preferred Securities by the relevant Trust will be deferred during any such Extension Period. At the end of an Extension Period, the Corporation must pay interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon to the extent permitted by law).

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debt) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu in all respects with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu in all respects with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged. Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period; provided that such extension does not cause such Extension Period to exceed 10 consecutive distribution periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Preferred Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of the Trust Preferred Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

REPAYMENT OR REDEMPTION

     The Corporation's right to redeem the Junior Subordinated Debt Securities and a Trust's corresponding right to redeem any Trust Preferred Securities at the Corporation's direction, if any, in whole or in part will be set forth in the applicable Prospectus Supplement.

     Upon the repayment in full at the Stated Maturity, or redemption in whole or in part, of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to
(i) in the case of the repayment of the Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities) or
(ii) in the case of the optional redemption of the Junior Subordinated Debt Securities, the optional redemption price (as set forth in a supplement to the Junior Subordinated Indenture or in a resolution of the Board of Directors of the Corporation or a committee thereof) in respect of the Junior Subordinated Debt Securities). If less than all of the Junior Subordinated Debt Securities are to be redeemed on a Redemption Date, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Trust Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of the Junior Subordinated Debt Securities to be redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Trust Preferred Securities and the Common Securities.

     If Trust Securities are to be redeemed they will be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. The applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds legally available for the payment of such Redemption Price.

     Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accumulate on the Trust Securities called for redemption and the rights of holders of such Trust Preferred Securities shall cease. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Trust Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation will have the right at any time (including upon the occurrence of a Tax Event) to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities as the result of the occurrence of a Tax Event and such Tax Event continues notwithstanding such distribution, the Corporation has the right to prepay the Junior Subordinated Debt Securities in whole, but not in part, at the Tax Event Prepayment Price.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "-- Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders an amount equal to, in the case of holders of Trust Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Trust Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Trust Common Securities."

     "Like Amount" means (i) with respect to a redemption of Trust Preferred Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Trust Preferred Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Trust Preferred Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holders to whom Junior Subordinated Debt Securities are distributed.

     If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Trust Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Trust Preferred Securities held by DTC or its nominee and (iii) any certificates representing Trust Preferred Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Trust Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Preferred Securities until such certificates are presented to the Debenture Trustee or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Trust Preferred Securities and Common Securities shall be made pro rata to the holders of Trust Preferred Securities and Common Securities based on the Liquidation Amount thereof; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Trust Preferred Securities for all Distribution periods terminating on or prior thereto or, in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Trust Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Trust Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Trust Preferred Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT, NOTICE, WAIVER

     Any one of the following events will constitutes an "Event of Default" under the relevant Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debt Securities -- Debenture Events of Default"); or

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Trust Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Trust Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Trust Preferred Securities. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment.

MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF THE TRUSTS

     The Trusts may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease their properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. Each Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Trust Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities or (b) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Trust Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and (viii) the Corporation or any permitted successor or assign owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment", in the applicable Prospectus Supplement and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

     So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Trust Securities, (ii) waive any past default that is waivable under Section
5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Trust Preferred Securities; provided, however, that where a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Trust Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of such holders. In addition to obtaining the foregoing approvals of such holders of the Trust Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Trust Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any

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

matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Trust Preferred Securities in the manner set forth in the Declaration.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Junior Subordinated Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Trust Preferred Securities) and all costs and expenses of the Trusts (including costs and expenses relating to the organization of the Trusts, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trusts) and any offering of Trust Preferred Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trusts might become subject. The foregoing obligations of the Corporation under the Junior Subordinated Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation will irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation will also agree in the Junior Subordinated Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

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

FORM OF TRUST PREFERRED SECURITIES

     Unless otherwise specified in the applicable Prospectus Supplement, Trust Preferred Securities will not be issued in definitive form. The Trust Preferred Securities initially will be represented by one or more Trust Preferred Securities in registered, global form (collectively, the "Global Trust Preferred Securities"). The Global Trust Preferred Securities will be deposited upon issuance with or on behalf of DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC. See "Book-Entry Procedures."

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

     Registration of transfers of the Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Trust Preferred Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Trust Preferred Securities or the Trust Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Property Trustee will be Bankers Trust Company. The Corporation and the Bank maintain deposit accounts and conduct banking transactions with Bankers Trust Company in the ordinary course of their businesses.

ADMINISTRATIVE TRUSTEES

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trusts in such a way that the Trusts will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States Federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

                            DESCRIPTION OF GUARANTEE

     A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by a Trust of the Trust Securities for the benefit of the holders from time to time of the Trust Securities.

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

Unless otherwise specified in the applicable Prospectus Supplement, Bankers Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Securities. The form of Guarantee is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Trust Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Trust Debt Securities to the holders of the Trust Securities or the redemption of all of the Trust Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Trust Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Trust Preferred Securities and will not have funds legally available therefor.

     The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. See "Relationship Among Trust Preferred Securities, Junior Subordinated Debt Securities and Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. The Guarantee does not place a limitation on the

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

amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

     The Guarantee will rank pari passu with any similar Guarantee Agreements issued by the Corporation on behalf of the holders of trust Securities issued by any other Republic New York Capital trust (the "other Guarantees"). The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Trust Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred
Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Trust Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

     The Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Junior Subordinated Indenture and does not give rise to any breach or violation of the Declaration or the Junior Subordinated Indenture; and (iv) certain other conditions as prescribed in the Guarantee are met.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Trust Debt Securities to the holders of the Trust Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Trust Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Unless otherwise indicated in the applicable Prospectus Supplement, Bankers Trust Company will serve as Guarantee Trustee. The Corporation and the Bank maintain deposit accounts and conduct banking transactions with Bankers Trust Company in the ordinary course of their businesses.

                 RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
               JUNIOR SUBORDINATED DEBT SECURITIES AND GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Trust Preferred Securities (to the extent the Trust has funds available for the payment thereof) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Junior Subordinated Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Trust Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have funds legally available to pay such Distributions. In such event, the remedy of a holder of Trust Preferred Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other amounts are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Trust Preferred Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other

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

payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

     A holder of any Trust Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

     A principal difference between the rights of a holder of a Trust Preferred Security and a holder of a Junior Subordinated Debt Security is that a holder of a Junior Subordinated Debt Security is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debt Securities held, while a holder of Trust Preferred Securities is entitled to receive Distributions from the Trust (or from the Corporation under the Guarantee) if and to the extent the Trust has funds legally available for the payment of such Distributions.

LIMITED PURPOSE OF THE TRUST

     The Trust Preferred Securities will evidence a beneficial interest in the Trust, and the Trust will exist for the sole purposes of issuing the Trust Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities, making Distributions and engaging in other activities necessary or incidental thereto.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Preferred Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Trust Preferred Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Trust Preferred Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

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

                             BOOK-ENTRY PROCEDURES

     The Offered Securities may be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally, the book-entry system operated by The Depository Trust Company ("DTC") in the United States, and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel") in Europe. No person who acquires an interest in such Global Securities will be entitled to receive a certificate representing such person's interest in such Global Securities except as set forth herein or in the applicable Prospectus Supplement. Unless and until definitive Offered Securities are issued, all references to actions by holders of Offered Securities issued in global form shall refer to actions taken by DTC, Euroclear or Cedel, as the case may be, upon instructions from their respective participants, and all references herein to payments and notices to such holders shall refer to payments and notices to DTC or its nominee, Euroclear or Cedel, as the case may be, as the registered holder of such Offered Securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable Global Securities to be issued, held and transferred among the clearing system through these links.

     Although DTC, Euroclear and Cedel have agreed to the procedures described below in order to facilitate transfers of Global Securities among participants of DTC, Euroclear and Cedel, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither the Corporation, nor any Trustee, nor any Warrant Agent, nor any registrar and transfer agent with respect to Offered Securities hereby will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants or the respective obligations under the rules and procedures governing their operations.

     Unless otherwise specified herein or in the applicable Prospectus Supplement, Offered Securities in the form of a Global Security will be registered in the name of DTC or a nominee thereof.

     DTC. DTC has informed the Corporation that it is a limited purpose trust company organized under the New York Banking Law and a "banking organization" within the meaning of the New York Banking Law, that it is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act, and that it was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entry, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Holders that are not Participants or Indirect Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Global Securities may do so only through Participants and Indirect Participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the agent designated by the Corporation to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders. Holders will not be recognized by the applicable Trustee or Depositary or by the Corporation as registered holders of the Global Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or Warrant Agreement or the terms of the Offered Securities. Holders that are not Participants will be permitted to exercise their rights as such only indirectly through and subject to the procedures of Participants and, if applicable, Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect (the "Rules"), DTC will be required to make book-entry transfers of Global

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

Securities among Participants and to receive and transmit payments to Participants. Participants and Indirect Participants with which holders have accounts with respect to the Global Securities similarly are required by the Rules to make book-entry transfers and receive and transmit such payments on behalf of their respective holders.

     Because DTC can act only on behalf of Participants, which in turn act only on behalf of holders or Indirect Participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a holder to pledge Global Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Global Securities, may be limited due to the absence of physical certificates for such Global Securities.

     DTC has advised the Corporation that DTC will take any action permitted to be taken by a registered holder of any Global Securities under the applicable Indenture or Deposit Agreement or Warrant Agreement or the terms of the Offered Securities only at the direction of one or more Participants to whose accounts with DTC such Global Securities are credited.

     A Global Security will be exchangeable for the relevant definitive Offered Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered in order to act as such depository, (ii) the Corporation executes and delivers to the applicable Trustee or Depositary or Warrant Agent an order complying with the requirements of the applicable Indenture or Deposit Agreement or Warrant Agreement that such Global Security shall be so exchangeable or (iii) in the case of Debt Securities or Junior Subordinated, there has occurred and is continuing a default in the payment of principal of, premium, if any, or interest, if any, on, such Debt Securities or such Junior Subordinated Debt Securities or an Event of Default or an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Debt Securities or such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive Securities registered in such names as DTC directs.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC is generally required to notify all Participants of the availability of definitive Offered Securities. Upon surrender by DTC of the Global Security representing the Offered Securities and delivery of instructions for re-registration, the applicable Trustee or Depositary or Warrant Agent or the applicable registrar, as the case may be, will reissue the Global Securities as definitive Offered Securities, and thereafter such Trustee, Depositary, Warrant Agent or registrar will recognize the holders of such definitive Offered Securities as registered holders of Offered Securities entitled to the benefits of the applicable Indenture or Deposit Agreement or Warrant Agreement or the terms of the Offered Securities, as the case may be.

     Except as described above, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary appointed by the Corporation. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities unless such beneficial interest is in an amount equal to an authorized denomination for the Securities.

     Cedel. Cedel is incorporated under the laws of Luxembourg as a professional depositary. Cedel holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Cedel provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

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

Indirect access to Cedel is also available to others that clear through or maintain a custodial relationship with a Cedel participant either directly or indirectly.

     Payments with respect to Offered Securities held beneficially through Cedel will be credited to cash accounts of Cedel participants in accordance with its rules and procedures, to the extent received by Cedel.

     Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include Dealers. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator nets under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by Euroclear.

     Other Clearing Systems. Any other clearing system which shall be available for a particular issuance of Offered Securities, including the clearance and settlement procedures for such clearing system, will be described in the applicable Prospectus Supplement.

                                 CURRENCY RISKS

GENERAL

     Debt Securities, Debt Warrants, Currency Warrants, Stock-Index Warrants and Other Warrants of a series may be denominated in or linked to such foreign currencies or units of two or more currencies as may be designated by the Corporation at the time of offering ("Foreign Currency Securities").

     ADDITIONAL FACTORS MAY BE SET FORTH IN CONNECTION WITH A SPECIFIC FOREIGN CURRENCY SECURITY IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

     Unless otherwise indicated in the applicable Prospectus Supplement, a Foreign Currency Security will not be sold in, or to residents of, the country that issues the Specified Currency (as defined below) in which such Foreign Currency Security is denominated. The information set forth below and in any applicable Prospectus Supplement is by necessity incomplete and prospective purchasers of Foreign Currency Securities should consult their own financial and legal advisors with respect to any matters that may affect the purchase or holding of a Foreign Currency Security or the receipt of payments of principal of, premium, if any, and interest, if any, on a Foreign Currency Security in a Specified Currency.

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Foreign Currency Securities may entail significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks may include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency or currency unit designated by the Corporation at the time of offering (the "Specified Currency") and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on economic and political events and the supply of and demand for the relevant currencies, over which the Corporation has no control. In recent years, rates of exchange between the U.S. dollar and many foreign currencies or currency units have been highly volatile and such volatility may be expected in the future. The exchange rate between the U.S. dollar and a foreign currency or currency unit is at any moment a result of the supply of and demand for such currencies, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balance of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of the fluctuations in the rate that may occur during the term of any Foreign Currency Security. Depreciation of the Specified Currency applicable to a Foreign Currency Security against the U.S. dollar would generally result in a decrease in the U.S. dollar-equivalent yield of such Foreign Currency Security, in the U.S. dollar-equivalent value of the principal repayable at maturity of such Foreign Currency Security and, generally, in the U.S. dollar-equivalent market value of such Foreign Currency Security.

     Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed noncommunist nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. In fact, such governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Securities that are denominated in or linked to a foreign currency or currency unit is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with a theretofore freely determined currency valuation, by fluctuations in response to other market forces and by the movement of currencies across borders. Unless otherwise specified in the applicable Prospectus Supplement, there will be no adjustment or change in the terms of the Foreign Currency Securities if exchange rates should become fixed or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments, affecting the U.S. dollar or any applicable currency or currency unit.

     Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or prior to a Foreign Currency Security's maturity. Even if there are no exchange controls in effect with respect to a Specified Currency, it is possible that the Specified Currency for any particular Foreign Currency Security would not be available at such Foreign Currency Security's maturity due to other circumstances beyond the control of the Corporation.

EUROPEAN MONETARY UNION

     Under Article 109G of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty"), the currency composition of the ECU may not be changed. The Treaty contemplates that European monetary union will occur in three stages, the second of which began on January 1, 1994 with the entry into force of the Treaty. The Treaty provides that, at the start of the third stage of European monetary union, the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right. In contemplation of that third stage, the European Council meeting in Madrid on December 16, 1995 decided that the name of that currency will be the Euro and that, in accordance with the Treaty, substitution of the Euro for the ECU will be at the rate of one Euro for one ECU. From the start of the third stage of European monetary union, all payments in respect of Securities payable in ECU and other currencies that will be replaced by the Euro will be payable in the Euro at the rate then established pursuant to the Treaty.

JUDGMENTS

     If an action based on Foreign Currency Securities were commenced in a court of the United States, it is likely that such court would grant judgment relating to such Foreign Currency Securities only in U.S. dollars. It is not clear, however, whether, in granting such judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date on which judgment is rendered or some other date. Holders of Foreign Currency Securities would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time the applicable Trustee or Warrant Agent converts U.S. dollars to the Specified Currency for payment of the judgment.

                                 ERISA MATTERS

     The Corporation and its affiliates, including the Trusts, may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Corporation or any affiliate of the Corporation is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan considering the acquisition of Offered Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Corporation or the Trusts may sell the Offered Securities: (i) through underwriters; (ii) to dealers; (iii) through agents; or (iv) directly to a limited number of institutional purchasers or to a single purchaser. The Prospectus Supplement with respect to the Offered Securities will set forth the name or names of the underwriters, if any, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public through a single underwriter or through a group of underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If a dealer is utilized in the sale of any Offered Securities in respect of which this Prospectus is delivered, the Corporation will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Offered Securities may be sold by the Corporation through agents designated by the Corporation or the Trusts from time to time. Any such agent involved in the offer or sale of the Offered Securities offered in respect of which this Prospectus is delivered will be named, and any fees or commissions payable by the Corporation or the Trusts to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Offered Securities may be sold directly by the Corporation or the Trusts to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     The Corporation may also issue contracts under which the counterparty may be required to purchase Debt Securities, Preferred Stock or Depositary Shares. Such contracts would be issued with Debt Securities, Preferred Stock or Depositary Shares and/or Warrants in amounts, at prices and on terms to be set forth in a Prospectus Supplement.

     If so indicated in the Prospectus Supplement, the Corporation or the Trusts will authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase the Offered Securities from the Corporation or the Trusts at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters, dealers and agents may be entitled, under agreements entered into with the Corporation or the Trusts to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation or the Trusts in the ordinary course of business.

     The place and time of delivery of the Offered Securities will be set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS

     The legality of the Corporation Securities offered hereby will be passed upon for the Corporation by William F. Rosenblum, Jr., Esq., Senior Vice President, Deputy General Counsel and Secretary of the Corporation. Mr. Rosenblum owns or has the right to acquire a number of shares of Common Stock of the Corporation equal to less than 1% of the outstanding Common Stock of the Corporation. Certain matters relating to the validity under Delaware law of the Trust Securities offered hereby will be passed upon for the Corporation and the Trusts by Potter Anderson & Corroon, Delaware Counsel to the Corporation and the Trusts. If underwriters are utilized the legality of the Offered Securities offered hereby will be passed upon on behalf of such underwriters by such counsel, which will be named in the Prospectus Supplement, as such underwriters may select. Mr. Rosenblum and underwriters' counsel may rely on the opinion of Potter Anderson & Corroon as to matters of Delaware law and on the opinion of Piper & Marbury L.L.P. as to matters of Maryland law.

                                    EXPERTS

     The consolidated statements of condition of the Corporation as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and the consolidated statements of condition of the Bank as of December 31, 1996 and 1995 included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.
                            ------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATES HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
Available Information...................................................................     2
Incorporation of Certain Documents by Reference.........................................     2
Republic New York Corporation...........................................................     4
Description of the Trusts...............................................................     9
Application of Proceeds.................................................................     9
Description of Debt Securities..........................................................    11
Description of Junior Subordinated Debt Securities......................................    21
Description of Debt Warrants............................................................    28
Description of Currency Warrants........................................................    30
Description of Stock-Index Warrants.....................................................    33
Description of Other Warrants...........................................................    35
Description of Preferred Stock..........................................................    38
Description of Depositary Shares........................................................    44
Description of Preferred Stock Warrants.................................................    48
Description of Common Stock.............................................................    50
Description of Common Stock Warrants....................................................    51
Description of Trust Preferred Securities...............................................    55
Description of Guarantee................................................................    63
Relationship Among Trust Preferred Securities, Junior Subordinated Debt Securities and
  Guarantee.............................................................................    66
Book-Entry Procedures...................................................................    68
Currency Risks..........................................................................    70
ERISA Matters...........................................................................    72
Plan of Distribution....................................................................    73
Legal Opinions..........................................................................    74
Experts.................................................................................    74

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

          Securities Act Registration Fee................................  $263,968
          "Blue Sky" Fees and Expenses...................................    12,500
          Printing and Engraving Expenses................................   110,000
          Legal Fees and Expenses........................................   100,000
          Fees of Rating Agencies........................................   200,000
          Accounting Fees and Expenses...................................    50,000
          Fees of Indenture Trustees (including counsel fees)............    50,000
          Stock Exchange Listing Fees....................................    60,000
          Miscellaneous..................................................    15,000
                                                                           --------
                                                                           $861,468
                                                                           ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE CORPORATION.

     Pursuant to Article Ninth of the Registrant's Articles of Incorporation and the provisions of Section 2-418 of the General Corporation Law of Maryland, as amended, the Registrant may indemnify a director or officer for service in such capacity unless it is proved that: (a) the act or omission of such person was material to the cause of action adjudicated in the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;
(b) such person actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding; however, if the proceeding was one by or in the right of the Registrant, indemnification may not be made if such person has been adjudged liable to the Registrant. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct for indemnification, but the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does create a rebuttable presumption that such person may not be indemnified. In addition, the Registrant may pay or reimburse, prior to final disposition, the expenses, including attorneys' fees, incurred by a director or officer in defending a proceeding provided that such person has given (a) a written affirmation that, in good faith, he believes that he has met the standard of conduct necessary for indemnification by the Registrant and (b) a written undertaking to the Registrant to repay such advances if it is ultimately determined that he is not entitled to indemnification. This undertaking, however, need not be secured and may be accepted without reference to such person's financial ability to make the repayment. Article Ninth of the Registrant's Articles of Incorporation also provides that the Registrant may indemnify any person who is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided for indemnification of directors and officers of the Registrant. Any indemnification shall be made by the Registrant only as authorized in the specific case upon a determination by the Registrant's Board of Directors, by independent legal counsel in a written opinion or by the stockholders of the Registrant that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such indemnification is not exclusive of any other rights and remedies to which a director, officer, employee or agent of the Registrant may be entitled by law or other agreement or otherwise.

Indemnification of Trustees of the Trusts

     Each Declaration will provide the Corporation, as Depositor, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in the manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; and to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand action, suit or proceeding upon receipt by the Depositor of (i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in this Section
8.6 and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

     Reference is made to Section 7 of the Form of Underwriting Agreement for the Corporation Securities and Section 6 of the Form of Underwriting Agreement for the Trust Preferred Securities for additional provisions for the indemnification of directors, controlling persons, Trustees and certain officers of the Registrants by the underwriters. The Forms of Underwriting Agreement are an exhibit to the Registration Statement.

     The Corporation carries a policy of insurance providing for indemnification of directors, officers and employees of the Corporation and its subsidiaries as permitted by Article Ninth of Registrant's Articles of Incorporation and Section 2-418 of the General Corporation Law of Maryland, as amended.

ITEM 16. EXHIBITS.

EXHIBITS
--------
  1.1*    Form of Underwriting Agreement.
  1.2*    Form of Underwriting Agreement for Trust Preferred Securities.
  3.1     Articles of Incorporation of the Corporation as amended through April 21, 1993 and as supplemented.(1)
  3.3     By-Laws of the Corporation as amended through October 16, 1996.(2)
  4.1     Standard Multiple-Series Indenture Provisions.(3)
  4.2     Senior Indenture, dated as of May 15, 1986.(4)
  4.3     First Supplemental Indenture to Senior Indenture, dated as of May 15, 1991.(5)
  4.4     Second Supplemental Indenture to Senior Indenture, dated as of April 15, 1993.(6)
  4.5     Subordinated Indenture, dated as of May 15, 1986.(7)
  4.6     First Supplemental Indenture to Subordinated Indenture, dated as of May 15, 1991.(5)
  4.7     Second Supplemental Indenture to Subordinated Indenture, dated as of April 15,
          1993.(6)
  4.8     Subordinated Indenture, dated as of October 15, 1992.(8)
  4.9     First Supplemental Indenture to 1992 Subordinated Indenture, dated as of April 15,
          1993.(6)
  4.10*   Junior Subordinated Indenture, dated as of December 15, 1997.
  4.11    Form of Debt Warrant Agreement for Warrants attached to Debt Securities.
  4.12    Form of Debt Warrant Agreement for Warrants not attached to Debt Securities.
  4.13    Form of Currency Warrant Agreement.(9)
  4.14    Form of Stock-Index Warrant Agreement.(9)
  4.15    Form of Other Warrant Agreement.(9)

EXHIBITS
--------
  4.16    Form of Common Stock Warrant Agreement.(9)
  4.17    Form of Preferred Stock Warrant Agreement.(9)
  4.18    Form of Deposit Agreement.(9)
  4.19    Form of Senior Security.(10)
  4.20    Form of Subordinated Security.(10)
  4.21    Form of Junior Subordinated Debt Security.(11)
  4.22    Form of Articles Supplementary for Preferred Stock.(12)
  4.23    Form of Trust Preferred Security.(13)
  4.24    Certificate of Trust of Republic New York Capital III.
  4.25    Certificate of Trust of Republic New York Capital IV.
  4.26    Declaration of Trust of Republic New York Capital III.
  4.27    Declaration of Trust of Republic New York Capital IV.
  4.28    Form of Amended and Restated Declaration of Trust
  4.29    Form of Trust Guarantee
  5.1*    Opinion and consent of William F. Rosenblum, Jr., Senior Vice President and Deputy
          General Counsel of the Corporation, regarding the Corporation Securities.
  5.2*    Opinion and consent of Potter Anderson & Carroon regarding the Trust Securities.
 8 *      Opinion of Tax Counsel.
 12.1     Calculation of Ratios of Earnings to Fixed Charges -- Consolidated.
 12.2     Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock
          Dividends -- Consolidated.
 23.1     Consent of KPMG Peat Marwick LLP.
 23.2*    Consent of William F. Rosenblum, Jr. (included in Exhibit 5.1) .
 23.3*    Consent of Potter Anderson & Carroon (included in Exhibit 5.2).
 24.1     Form of Power of Attorney of Republic New York Corporation.
 24.2     Form of Power of Attorney of Republic New York Capital III.
 24.3     Form of Power of Attorney of Republic New York Capital IV.
 25.1     Statement on Form T-1 of eligibility of Citibank, N.A., as trustee under the Senior
          Indenture, the Subordinated Indenture, and the 1992 Subordinated Indenture.(6)(9)
 25.2*    Statement on Form T-1 of eligibility of Bankers Trust Company, as trustee under the
          Junior Subordinated Indenture.
 25.3*    Statement on Form T-1 of eligibility of Bankers Trust Company, as trustee under the
          Amended and Restated Declaration of Republic New York Capital III.
 25.4*    Statement on Form T-1 of eligibility of Bankers Trust Company, as trustee under the
          Amended and Restated Declaration of Republic New York Capital IV.
 25.5*    Statement on Form T-1 of eligibility of Bankers Trust Company, as trustee under the
          Trust Guarantee relating to the Trust Preferred Securities of Republic New York
          Capital III.
 25.6*    Statement on Form T-1 of eligibility of Bankers Trust Company, as trustee under the
          Trust Guarantee relating to the Trust Preferred Securities of Republic New York
          Capital IV.
27 *      Financial Data Schedule.

---------------
  *   To be filed by amendment

 (1) Incorporated herein by reference to such exhibits filed with the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993 and Current Reports on Form 8-K dated May 23, 1994, June 26, 1995 and September 24, 1997.

 (2) Incorporated herein by reference to such exhibit filed with the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

 (3) Incorporated herein by reference to such exhibits filed with the Corporation's Registration Statement (No. 33-5804) filed with the Commission on May 23, 1986.

 (4) Incorporated herein by reference to such exhibits filed with the Corporation's Current Reports on Form 8-K dated February 4, 1987.

 (5) Incorporated herein by reference to such exhibits filed with the Corporation's Registration Statement (No. 33-40703) filed with the Commission on May 20, 1991.

 (6) Incorporated herein by reference to such exhibits filed with the Corporation's Registration Statement (No. 33-49507), Amendment No. 1, filed with the Commission on April 23, 1993.

 (7) Incorporated herein by reference to such exhibits filed with the Corporation's Current Reports on Form 8-K dated February 8, 1989.

 (8) Incorporated herein by reference to such exhibits filed with the Corporation's Registration Statement (No. 33-40703), Post-Effective Amendment No. 2, filed with the Commission on October 21, 1992.

 (9) Incorporated herein by reference to such exhibits filed with the Corporation's Registration Statement (No. 33-49507) filed with the Commission on April 14, 1993.

(10) Incorporated herein by reference to such exhibits filed with the Corporation's Current Reports on Form 8-K dated August 6, 1992.

(11) Included in Exhibit 4.10.

(12) To be filed by amendment or incorporated by reference in connection with the offering of a series of Preferred Stock.

(13) Included in Exhibit 4.28.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby further undertakes to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the Securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 16th day of December, 1997.

                                          REPUBLIC NEW YORK CORPORATION

                                          By:          WALTER H. WEINER
                                            ------------------------------------
                                                      Walter H. Weiner
                                                  (Chairman of the Board)

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                               TITLE                      DATE
------------------------------------------  -----------------------------  ---------------------
             WALTER H. WEINER               Director and Chairman of the     December 16, 1997
------------------------------------------    Board (Principal Executive
             Walter H. Weiner                 Officer)
            KENNETH F. COOPER               Executive Vice President and     December 16, 1997
------------------------------------------    Chief Financial Officer
            Kenneth F. Cooper                 (Principal Financial and
                                              Accounting Officer)
                                            Director
------------------------------------------
              Kurt Andersen
             ROBERT A. COHEN                Director                         December 16, 1997
------------------------------------------
             Robert A. Cohen
              CYRIL S. DWEK                 Director                         December 16, 1997
------------------------------------------
              Cyril S. Dwek
             ERNEST GINSBERG                Director                         December 16, 1997
------------------------------------------
             Ernest Ginsberg
              NATHAN HASSON                 Director                         December 16, 1997
------------------------------------------
              Nathan Hasson
             PETER KIMMELMAN                Director                         December 16, 1997
------------------------------------------
             Peter Kimmelman
            RICHARD A. KRAEMER              Director                         December 16, 1997
------------------------------------------
            Richard A. Kraemer
            LEONARD LIEBERMAN               Director                         December 16, 1997
------------------------------------------
            Leonard Lieberman

                SIGNATURE                               TITLE                      DATE
------------------------------------------  -----------------------------  ---------------------
        WILLIAM C. MACMILLEN, JR.           Director                         December 16, 1997
------------------------------------------
        William C. Macmillen, Jr.
            PETER J. MANSBACH               Director                         December 16, 1997
------------------------------------------
            Peter J. Mansbach
             MARTIN F. MERTZ                Director                         December 16, 1997
------------------------------------------
             Martin F. Mertz
             JAMES L. MORICE                Director                         December 16, 1997
------------------------------------------
             James L. Morice
             E. DANIEL MORRIS               Director                         December 16, 1997
------------------------------------------
             E. Daniel Morris
             JANET L. NORWOOD               Director                         December 16, 1997
------------------------------------------
             Janet L. Norwood
             JOHN A. PANCETTI               Director                         December 16, 1997
------------------------------------------
             John A. Pancetti
                                            Director
------------------------------------------
             Vito S. Portera
            THOMAS F. ROBARDS               Director                         December 16, 1997
------------------------------------------
            Thomas F. Robards
            WILLIAM P. ROGERS               Director                         December 16, 1997
------------------------------------------
            William P. Rogers
                ELIAS SAAL                  Director                         December 16, 1997
------------------------------------------
                Elias Saal
              DOV C. SCHLEIN                Director                         December 16, 1997
------------------------------------------
              Dov C. Schlein
            GEORGE T. WENDLER               Director                         December 16, 1997
------------------------------------------
            George T. Wendler
               PETER WHITE                  Director                         December 16, 1997
------------------------------------------
               Peter White

     Pursuant to the requirements of the Securities Act of 1933, each of Republic New York Capital III and Republic New York Capital IV certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of New York, and the State of New York on the 16th day of December, 1997.
                                          REPUBLIC NEW YORK CAPITAL III
                                          a Delaware business trust

                                          By:          THOMAS F. ROBARDS

                                            ------------------------------------
                                                     Thomas F. Robards
                                                   Administrative Trustee

                                          REPUBLIC NEW YORK CAPITAL IV
                                          a Delaware business trust

                                          By:          THOMAS F. ROBARDS

                                            ------------------------------------
                                                     Thomas F. Robards
                                                   Administrative Trustee

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                                     EXHIBIT DESCRIPTION
-------  -------------------------------------------------------------------------------------
  4.11   Form of Debt Warrant Agreement for Warrants attached to Debt Securities.
  4.12   Form of Debt Warrant Agreement for Warrants not attached to Debt Securities.
  4.24   Certificate of Trust of Republic New York Capital III.
  4.25   Certificate of Trust of Republic New York Capital IV.
  4.26   Declaration of Trust of Republic New York Capital III.
  4.27   Declaration of Trust of Republic New York Capital IV.
  4.28   Form of Amended and Restated Declaration of Trust
  4.29   Form of Trust Guarantee
 12.1    Calculation of Ratios of Earnings to Fixed Charges -- Consolidated.
 12.2    Calculation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock
         Dividends -- Consolidated.
 23.1    Consent of KPMG Peat Marwick LLP.
 24.1    Form of Power of Attorney of Republic New York Corporation.
 24.2    Form of Power of Attorney of Republic New York Capital III.
 24.3    Form of Power of Attorney of Republic New York Capital IV.